UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☑	Definitive Proxy Statement

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□	Soliciting Material under §240.14a-12
CHIME FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2026 Proxy Statement

101 California Street, Suite 500, San Francisco, California 94111 (844) 244-6363
Notice of Annual Meeting of Stockholders

DATE & TIME Tuesday, June 2, 2026 11:00 a.m. Pacific Time

WHERE www.virtualshareholdermeeting. com/CHYM2026

RECORD DATE The close of business on April 8, 2026

PURPOSES

1	To elect three nominees as Class I directors, to hold office until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

3	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement;

4	To select, on a non-binding advisory basis, whether future advisory votes on the compensation of our named executive officers should be held every one, two, or three years; and

5	To conduct any other business properly brought before the annual meeting.

Dear fellow stockholders,
We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”) of Chime Financial, Inc., a Delaware corporation (“Chime” or the “Company”), to be held virtually on Tuesday, June 2, 2026 at 11:00 a.m. Pacific Time. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CHYM2026 and logging in with the 16-digit control number located on the Notice of Internet Availability of Proxy Materials you received. Once logged in, you will be able to listen to the meeting live, submit questions, and vote online.
The Annual Meeting will be held for the purposes noted above, which are more fully described in the accompanying materials.
Our Board of Directors (the “Board”) has fixed the close of business on April 8, 2026 as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 8, 2026 and their proxy holders are entitled to vote at the Annual Meeting.
The Notice of Annual Meeting, Proxy Statement, and Chime’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available electronically at investors.chime.com and www.proxyvote.com. These proxy materials are first being made available to stockholders on April 17, 2026.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible to ensure your shares are represented. For additional instructions on attending the Annual Meeting or voting your shares, please refer to the section entitled “Questions and Answers About the Proxy Materials and Our Annual Meeting” in this proxy statement. Returning the proxy does not deprive you of your right to attend the Annual Meeting or to vote your shares at the Annual Meeting.
We appreciate your continued support of Chime.
By Order of the Board,
Chris Britt
Co-founder and CEO

Questions and Answers About the Proxy Materials and Our Annual Meeting
This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors (“Board”) for use at the 2026 Annual Meeting of stockholders (including any postponements, adjournments or continuations thereof, the “Annual Meeting”) of Chime Financial, Inc., a Delaware corporation (“Chime” or the “Company”). The Annual Meeting will be held on Tuesday, June 2, 2026 at 11:00 a.m., Pacific Time. The Annual Meeting will be conducted virtually via webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/CHYM2026, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, (“Notice of Internet Availability”), containing instructions on how to access this Proxy Statement, the accompanying notice of Annual Meeting and form of proxy, and our annual report, is first being sent or given on or about April 17, 2026 to all stockholders of record as of April 8, 2026. The proxy materials and our annual report can be accessed by visiting www.virtualshareholdermeeting.com/CHYM2026. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.
Q:    What proposals will be voted on at the Annual Meeting?
A:    The following proposals will be voted on at the Annual Meeting:
•the election of three nominees for Class I directors, Christopher Britt, Shawn Carolan and James Dunne, to hold office until the 2029 Annual Meeting of Stockholders;
•the ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement;
•to select, on a non-binding advisory basis, whether future advisory votes on the compensation of our named executive officers should be held every one, two, or three years; and
•any other business that may properly come before the Annual Meeting.
As of the date of this Proxy Statement, our management and Board were not aware of any other matters to be presented at the Annual Meeting.
Q:    How does the Board recommend that I vote on these proposals?
A:    Our Board recommends that you vote your shares:
•“FOR” the election of each director nominee named in this Proxy Statement;
•“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
•To hold future stockholder advisory votes on the compensation of our named executive officers every “ONE YEAR.”

Chime Financial, Inc.	1	2026 Proxy Statement

Q:    Who is entitled to vote at the Annual Meeting?
A:    You can vote at the Annual Meeting if you were a holder of record of our Class A common stock or Class B common stock as of the close of business on April 8, 2026 (the “Record Date”).
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote your shares in person (virtually) at the Annual Meeting. Throughout this Proxy Statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank, or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank, or other nominee sent to you. As a beneficial owner, you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares. Throughout this Proxy Statement, we refer to these holders as “street name stockholders.”
Q:    How are votes calculated?
A:    Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to twenty votes per share. As of the close of business on April 8, 2026, there were 349,836,050 shares of our Class A common stock outstanding and 32,132,289 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Q:    How many votes are needed for approval of each proposal?
A:    Proposal No. 1: Each director is elected by a majority of the votes cast with respect to the election of directors at the Annual Meeting. A majority of votes cast means that the number of votes cast “FOR” a director’s election exceeds 50% of the votes with respect to that director’s election. You may vote “FOR” or “AGAINST” each nominee for election as a director or you may “ABSTAIN.” Abstentions and broker non-votes will have no effect on the outcome of the vote. A director who does not receive a majority of the votes cast “FOR” election is required by our amended and restated bylaws to tender his or her resignation. For more information, see “Proposal No. 1 - Election of Directors—Vote Required—Resignation Requirement.”
Proposal No. 2: The ratification of the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of the holders of shares representing a majority of the aggregate voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of the holders of shares representing a majority of the aggregate voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of the vote. Because this proposal is an advisory vote, the result will not be binding on our Board or any committee thereof or our Company. Our

Chime Financial, Inc.	2	2026 Proxy Statement

Board and People, Culture and Compensation Committee will consider the outcome of the vote when determining named executive officer compensation.
Proposal No. 4: To select, on a non-binding advisory basis, whether future advisory votes on the compensation of our named executive officers should be held every one, two, or three years, you may vote “1 YEAR”, “2 YEARS”, “3 YEARS”, or “ABSTAIN.” The alternative among one year, two years, or three years that receives the highest number of votes cast at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board or any committee thereof or our Company. Our Board and People, Culture and Compensation Committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers.
Q:    What is the quorum requirement for the Annual Meeting?
A:    A quorum is the minimum voting power required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote as of the record date will constitute a quorum to transact business at the Annual Meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
Q:    How do I vote and what are the voting deadlines?
A:    Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 1, 2026 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 1, 2026 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the Annual Meeting; or
•by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/CHYM2026, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank, or other nominee. You must follow the instructions provided by your broker, bank, or other nominee in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, then you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
Q:    What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
A:    Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each director nominee named in this Proxy Statement;
•“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

Chime Financial, Inc.	3	2026 Proxy Statement

•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and
•“1 YEAR” for the proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.
In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of Class A common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker, bank or other nominee will not have discretion to vote on our other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on our non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on our non-routine proposals.
Q:    Can I change my vote or revoke my proxy?
A:    Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;
•delivering a written notice of revocation to our corporate secretary at Chime Financial, Inc., 101 California Street, Suite 500, San Francisco, California 94111, Attention: Corporate Secretary, which must be received prior to the Annual Meeting; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
Q:    Why is the Annual Meeting being held virtually?
A:    We continue to embrace technology to provide ease of access, real-time communication and cost savings for our stockholders and our company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location.
You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CHYM2026. You also will be able to vote your shares electronically prior to or during the Annual Meeting.
Q:    What do I need to do to attend the Annual Meeting?
A:    We will be hosting the Annual Meeting via webcast only. You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/CHYM2026. To attend and participate in the Annual Meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The Annual Meeting live audio webcast will begin promptly at 11:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Chime Financial, Inc.	4	2026 Proxy Statement

If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/CHYM2026, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, are not pertinent to Annual Meeting matters and therefore will not be answered.
In fairness to all stockholders and participants at the meeting, and in the interest of an orderly and constructive meeting, rules of conduct will be enforced. When you log in prior to its start, you will find posted our rules of conduct for the Annual Meeting. Only stockholders or their valid proxy holders may address the meeting. Depending on the number of stockholders who wish to speak, we cannot ensure that every such stockholder will be able to do so or will be able to do so for as long as they might want to hold the floor.
Q:    How can I get help if I have trouble checking in or listening to the Annual Meeting online?
A:    If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
Q:    What is the effect of giving a proxy?
A:    Proxies are solicited by and on behalf of our Board. Christopher Britt, Matthew Newcomb and Adam Frankel, have been designated as proxy holders for the Annual Meeting by the Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If a proxy is dated, executed, and returned, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares with respect to which they hold a proxy. If you have granted a proxy and the Annual Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Q:    Who will count the votes?
A:    A representative of Broadridge Financial Solutions will tabulate the votes and act as inspector of election.
Q:    How can I contact Chime’s transfer agent?
A:    You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (800) 736-3001, or by writing Computershare Trust Company, N.A., at P.O. Box 43006, Providence, RI, 02940-3006. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.
Q:    How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
A:    Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Chime Financial, Inc.	5	2026 Proxy Statement

Q:    Where can I find the voting results of the Annual Meeting?
A:    We anticipate announcing preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K (a “Form 8-K”) that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the meeting. If final voting results are not available to us in time to timely file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Q:    Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
A:    In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce our costs and the environmental impact of our annual meetings.
Q:    What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
A:    If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
Q:    I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or Proxy Statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or Proxy Statement and annual report?
A:    We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or Proxy Statement and annual report, as applicable, you may contact us as follows:
Chime Financial, Inc.
Attention: Investor Relations
101 California Street, Suite 500
San Francisco, California 94111
Tel: (844) 244-6363
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

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Board of Directors and Corporate Governance
Composition of the Board
Our Board currently consists of seven directors, five of whom are independent under the listing standards of the Nasdaq Global Select Market (“Nasdaq”). We have a classified board of directors consisting of three classes of approximately equal size each serving staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. At each annual meeting of stockholders, one class of directors is elected for a three-year term and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The following table sets forth the names, ages as of March 31, 2026, and committee memberships for each of our continuing directors and director nominees. Each of the nominees for election is currently serving on the Board.

Name	Class	Age	Position(s)	Director Since	Audit and Risk Committee	People, Culture and Compensation Committee	Nominating and Corporate Governance Committee

Nominees for Director
Christopher Britt	I	53	Chief Executive Officer, Co-Founder, and Chairman	2012
Shawn Carolan	I	51	Director	2018		■
James Dunne	I	69	Director	2021	■		■
Continuing Directors
Susan Decker	II	63	Director	2021	«
Ryan King	II	49	Co-Founder and Director	2019
James M.P. Feuille(1)	III	68	Director	2014	■	«	«
Cynthia Marshall	III	66	Director	2021		■	■
■ = Member    « = Chair
1.Mr. Feuille serves as lead independent director.

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Nominees for Election to a Three-Year Term Ending at the 2029 Annual Meeting

Christopher Britt Chairman, Chief Executive Officer, Co-Founder and Age: 53 Director Since: 2012
CHRISTOPHER BRITT is one of our Co-Founders and has served as our Chief Executive Officer and Chairman of our Board since our founding in 2012. Previously, Mr. Britt worked at Green Dot Corporation, a financial technology company, as Senior Vice President of Corporate Development from 2010 to 2012 and Chief Product Officer from 2007 to 2010. Before that, Mr. Britt held senior positions at Visa and Comscore. Mr. Britt currently serves on the board of directors of CoachArt, a non-profit organization. Mr. Britt also serves on the board of Tulane University, from which he holds a B.A. in History.
QUALIFICATIONS
Mr. Britt was selected to serve on our Board because of the perspective and experience he brings as our Chief Executive Officer and as a Co-Founder.

Shawn Carolan Director Age: 51 Director Since: 2018
SHAWN CAROLAN has served as a member of our Board since May 2018. Mr. Carolan currently serves as a Partner at Menlo Ventures, a venture capital firm, a position he has held since 2002, and leads their consumer practice. Previously, Mr. Carolan served as the Chief Executive Officer of Handle, Inc. and as a Senior Developer at Open Port Technology, Inc. Mr. Carolan currently serves on the boards of directors of a number of privately-held companies and previously served on the board of directors of Roku, Inc. and Siri (acquired by Apple, Inc.). Mr. Carolan holds a B.S. in Electrical Engineering and an M.S. in Electrical Engineering from the University of Illinois Urbana-Champaign, and an M.B.A. from Stanford University.
QUALIFICATIONS
Mr. Carolan was selected to serve as a member of our Board because of his experience in the venture capital industry and knowledge of technology companies.

James Dunne Director Age: 69 Director Since: 2021
JAMES DUNNE has served as a member of our Board since July 2021. Mr. Dunne currently serves as a Vice Chairman and Senior Managing Principal of Piper Sandler Companies, an investment bank, a position he has held since January 2020. Previously, Mr. Dunne served as a Founding Partner at Sandler O’Neill & Partners, L.P. until its merger with Piper Jaffray created Piper Sandler. Mr. Dunne currently serves as a member of the board of directors of American International Group, Inc., as a director of Troon Golf, and as a trustee of the University of Notre Dame. Mr. Dunne holds a B.A. in Economics from the University of Notre Dame.
QUALIFICATIONS
Mr. Dunne was selected to serve on our Board because of his experience in leadership roles in the investment banking and financial services industries and as a public company director.

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Continuing Directors

Susan Decker Director Age: 63 Director Since: 2021
SUSAN DECKER has served as a member of our Board since July 2021. Ms. Decker founded and serves as the Chief Executive Officer of Raftr Inc., a community engagement platform for universities, a position she has held since January 2021. Previously, Ms. Decker held various executive management positions at Yahoo! Inc., a global internet brand, including as President from 2007 to 2009 and Executive Vice President and Chief Financial Officer from 2000 to 2007. Ms. Decker currently serves on the boards of directors of Berkshire Hathaway Inc., a multinational conglomerate holding company, Costco Wholesale Corporation, a warehouse club retail store, Vail Resorts, Inc., a mountain resort company, and a number of privately-held companies. Ms. Decker previously served on the board of directors of Momentive Global Inc. and InterPrivate II Acquisition Corp. Ms. Decker holds a B.S. in Computer Science from Tufts University and an M.B.A. from Harvard Business School.
QUALIFICATIONS
Ms. Decker was selected to serve on our Board because of her experience in financial and operational roles and as a public company director.

James M.P. Feuille Director Age: 68 Director Since: 2014
JAMES M.P. FEUILLE has served as a member of our Board since October 2014. Mr. Feuille currently serves as a Venture Partner at Crosslink Capital, an investment and venture capital management firm, a position he has held since January 2018. Mr. Feuille also serves as an Adjunct Professor at The Tuck School of Business at Dartmouth College. Mr. Feuille has been affiliated with Crosslink since 2002 and served as a General Partner from 2005 to 2018. Previously, Mr. Feuille served as the Global Head of Technology Investment Banking at UBS Investment Bank, Chief Operating Officer at Volpe Brown Whelan & Company, and Head of Technology Investment Banking at Robertson Stephens & Company. Mr. Feuille currently serves on the boards of directors of a number of privately-held companies. Mr. Feuille holds an A.B. in Chemistry from Dartmouth College and a J.D. and an M.B.A. from Stanford University.
QUALIFICATIONS
Mr. Feuille was selected to serve on our Board because of his experience in the venture capital industry and knowledge of technology companies.

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Ryan King Co-Founder and Director Age: 49 Director Since: 2019
RYAN KING is one of our Co-Founders and has served in varying positions and as a member of our Board since February 2019. Mr. King currently serves as Co-Founder and had also served as our Chief Technical Officer from our founding to August 2022 and from August 2023 to May 2024. Previously, Mr. King worked at Plaxo until its acquisition by Comcast, and then at Comcast Silicon Valley Innovation Center as Chief Technology Officer and Vice President from 2010 to 2012. Mr. King holds a B.S. in Computer Science and Engineering from University of California, Los Angeles and an M.S. in Computer Science from Stanford University.
QUALIFICATIONS
Mr. King was selected to serve on our Board because of the perspective and experience he brings as our Co-Founder.

Cynthia Marshall Director Age: 66 Director Since: 2021
CYNTHIA MARSHALL has served as a member of our Board since July 2021. Ms. Marshall previously served as the Chief Executive Officer of the Dallas Mavericks, a professional basketball team, from 2018 to December 2024. Ms. Marshall also founded and serves as President and CEO of Marshalling Resources, a consulting firm. Previously, Ms. Marshall served in various senior positions at AT&T Inc. from 1981 to 2017, including as SVP - Human Resources and Chief Diversity Officer. Ms. Marshall currently serves on the boards of directors of Jeld-Wen Holdings, Inc., a manufacturing company and various non-profit organizations. Ms. Marshall holds a B.S. in Business Administration and a B.A. in Human Resource Management from the University of California, Berkeley and five honorary Doctorate degrees.
QUALIFICATIONS
Ms. Marshall was selected to serve on our Board because of her experience in operational roles in human resources and culture and as a public company director.

Director Independence

100% INDEPENDENT Audit and Risk Committee	100% INDEPENDENT Nominating and Corporate Governance Committee	100% INDEPENDENT People, Culture and Compensation Committee

Chime Financial, Inc.	10	2026 Proxy Statement

Our Class A common stock is listed on Nasdaq. Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if that listed company’s board of directors affirmatively determines that the director has no relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Members of an audit committee must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and the Nasdaq listing standards applicable to audit committee members. Members of a compensation committee must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the Nasdaq listing standards applicable to compensation committee members.
Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning their background, employment, and affiliations, our Board determined that Messrs. Carolan, Dunne and Feuille and Mses. Decker and Marshall, representing five of our seven directors, do not have a relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards.
In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”
Our Board has also determined that each member of the Audit and Risk Committee of our Board (the “Audit Committee”) and the People, Culture and Compensation Committee (the “Compensation Committee”) meets the requirements for independence of audit committee members and compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq.
There are no family relationships among any of our director nominees or executive officers.
Board Leadership Structure and Role of our Independent Director
We believe that an effective board of directors understands its company’s business needs and exercises independent oversight over management. In reviewing its leadership structure, our Board has determined that combining the roles of Chief Executive Officer (“CEO”) and chairman of the board effectively serves the interests of the Company and our stockholders. Mr. Britt, our Co-Founder and CEO, serves as Chairman of our Board. We believe that Mr. Britt brings valuable insight to the Board as a result of his experience as one of Chime’s co-founders. His extensive knowledge of our industry also uniquely positions him to identify opportunities for growth.
To facilitate robust independent oversight, our Board has adopted corporate governance guidelines that provide that if the Chairman of the Board is not independent, the Board will appoint an independent director as our lead independent director. The lead independent director is intended to serve as an impartial representative of the independent directors who can communicate their views to the Chairman and CEO.
As Mr. Britt, our Chairman of the Board, is not independent, in March 2025, our Board appointed Mr. Feuille to serve as our lead independent director. As our lead independent director, Mr. Feuille serves as an additional liaison between management and the independent directors. He also presides over meetings of our Board in the absence of the Chairman and periodic meetings of our independent directors, advises on board meeting agendas and performs such additional duties that our Board may request. The Board considered Mr. Feuille’s demonstrated leadership during his tenure as a member of our Board and on the standing committees of the Board, including his current membership on the Audit Committee and his service as Chair of each of the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Board believes that Mr. Feuille’s ability to act as a strong lead independent director provides balance in our leadership structure and is in the best interest of the Company and its stockholders.

Chime Financial, Inc.	11	2026 Proxy Statement

Only independent directors serve on the Audit Committee, the Compensation Committee, and the Nominating Committee. As a result of the Board’s committee system and the existence of a majority of independent directors, the Board believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of our Board, including Mr. Feuille’s role as lead independent director, as well as the strong independent committees of our Board is appropriate and enhances our Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders, including oversight of the Company’s risks, while Mr. Britt’s combined role enables strong leadership, creates clear accountability of management to our Board, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
Role of Board of Directors in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Consistent with this approach, our Board regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular board meeting. The Board also receives regular reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions.
In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Compensation Committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our Nominating Committee assesses risks relating to our corporate governance practices, the independence of the board of directors and potential conflicts of interest. These committees provide regular reports on the Company’s risk management efforts to the Board.
Our Board and its committees also engage outside advisors and experts from time to time to assist in understanding threats, trends, and our risk environment in general. Our Board believes its current leadership structure supports the risk oversight function of the Board. As Chairman, Mr. Britt has primary responsibility for setting the agenda for meetings of the Board and his combined role as CEO and Chairman gives him unique insight into the risk profile of the Company, including emerging risks. We believe that our majority independent directors, including Mr. Feuille as lead independent director, provide independent judgment and outside experience that enables the Board to effectively oversee the risk management of the Company.
Committees of our Board of Directors
Our Board has established the following standing committees of the Board: Audit and Risk Committee; People, Culture and Compensation Committee; and Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board is described below.

Chime Financial, Inc.	12	2026 Proxy Statement

Audit and Risk Committee
The current members of our Audit Committee are Ms. Decker and Messrs. Dunne and Feuille. Ms. Decker is the chair of our Audit Committee. Our Board has determined that each member of our Audit Committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our Board has determined that Ms. Decker is an Audit Committee Financial Expert within the meaning of Item 407(d) of Regulation S-K. Our Audit Committee is responsible for, among other things:
•selecting and overseeing a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters; and
•overseeing our overall risk management framework, including policies and practices with respect to key current and emerging risks such as financial, accounting, tax, legal and regulatory and financial crimes compliance, technology (including cybersecurity, information security, privacy, and data protection), operational, credit, capital, and other matters.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our Audit Committee is available on our website at investors.chime.com. During 2025, our Audit Committee held six meetings.
People, Culture and Compensation Committee
The current members of our Compensation Committee are Messrs. Carolan and Feuille and Ms. Marshall. Mr. Feuille is the chair of our Compensation Committee. Our Board has determined that each member of the Compensation Committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the Compensation Committee is also a non-employee director, as defined under Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:
•reviewing, approving, and determining, or make recommendations to our Board regarding, the compensation of our executive officers;
•reviewing and approving, or making recommendations to our Board regarding, executive compensation, equity compensation plans and general policies relating to the compensation and benefits of our employees;
•appointing and overseeing any compensation consultants; and
•reviewing succession planning with respect to our executive officers in coordination with our Nominating Committee.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our Compensation Committee is available on our website at investors.chime.com. During 2025, our Compensation Committee held five meetings.

Chime Financial, Inc.	13	2026 Proxy Statement

Nominating and Corporate Governance Committee
The current members of our Nominating Committee are Ms. Marshall and Messrs. Dunne and Feuille. Mr. Feuille is the chair of our Nominating Committee. Our Board has determined that each of the members of the Nominating Committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of Nasdaq. Our Nominating Committee is responsible for, among other things:
•identifying, evaluating, and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees, including reviewing criteria for identifying and evaluating directors;
•overseeing the annual evaluation of our Board, its committees, and individual directors;
•reviewing succession planning with respect to our executive officers in coordination with our Compensation Committee; and
•developing and making recommendations to our Board of directors regarding corporate governance guidelines and matters.
Our Nominating Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our Nominating Committee is available on our website at investors.chime.com. During 2025, our Nominating Committee held two meetings.
Attendance at Board and Stockholder Meetings
During 2025, our Board held nine meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, directors to attend. The 2026 Annual Meeting of Stockholders will be our first annual meeting.
Executive Sessions of Non-Employee Directors
To ensure free and open discussion and communication among the independent directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the independent directors will meet on a regularly scheduled basis (and in any event no less than twice per year) in executive sessions without the CEO or other members of the Company’s management.
Corporate Governance Guidelines and Code of Conduct
Our Board has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and Code of Conduct are available on our website at investors.chime.com. We will post amendments to our Code of Conduct or any waivers of our Code of Conduct for directors and executive officers on the same website or in filings under the Exchange Act.

Chime Financial, Inc.	14	2026 Proxy Statement

Insider Trading Policy and Hedging and Pledging Policies
We have adopted an insider trading policy (the “Insider Trading Policy”) that governs the purchase, sale, and other dispositions of our securities by directors, officers, employees, and other personnel that we determine should be subject to our Insider Trading Policy (such as certain contractors and consultants) and that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Our Insider Trading Policy prohibits our employees, including our executive officers and members of our Board, from hedging any company securities and from pledging any company securities as collateral for a loan. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition, from time to time, we may engage in transactions in our own securities. We comply with all applicable insider trading laws, rules and regulations, and Nasdaq listing standards when engaging in transactions in our securities.
Policies and Practices Related to the Grant of Certain Equity Awards
We do not grant equity awards on a predetermined schedule, but typically approve equity awards at regularly scheduled meetings of our Compensation Committee during an open trading window. We have not granted, nor do we intend to grant, stock options in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and, we have not taken, nor do we intend to take, material nonpublic information into account when determining the timing or terms of stock options. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information for the purpose of affecting the value of executive compensation or for any other purpose.
Compensation Committee Interlocks and Insider Participation
Messrs. Feuille, our Compensation Committee Chair, and Carolan and Ms. Marshall served on our Compensation Committee during all of fiscal year 2025. None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Considerations in Evaluating Director Nominees
Our Nominating Committee reviews with the Board the appropriate characteristics, skills, and experience required for the Board as a whole and its individual members. Our Nominating Committee uses a variety of methods to identify and evaluate director nominees. Some of the qualifications that our Nominating Committee considers include, without limitation, issues of character, integrity, judgment, corporate experience, background, education, expertise, diversity, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. Our Nominating Committee also evaluates and considers potential candidates’ independence from us, their other commitments, any potential conflicts of interest, and such other factors as required by applicable law, rules, and regulations. Our Nominating Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. Our Nominating Committee does not assign any particular weight or priority to any one specific factor.
At a minimum, nominees must have a high level of personal and professional integrity, strong ethics and values, and the ability to exercise sound business judgement. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings.

Chime Financial, Inc.	15	2026 Proxy Statement

In its evaluation of director candidates, including current directors eligible for re-election, our Nominating Committee considers the suitability of each director candidate, the current size, composition, and organization of the Board and the needs of the Board and its respective committees. Although we do not maintain a specific policy with respect to board diversity, the Board believes that our board of directors should be a diverse body, and our Nominating Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating Committee may take into account the benefits of diverse viewpoints. Our Nominating Committee has the authority to select and retain a third-party search firm and any other consultants or advisors to assist in the search for, and evaluation of, qualified candidates.
Our Nominating Committee also considers the above factors and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, including incumbent directors, our Nominating Committee recommends to our full Board the director nominees for selection.
Stockholder Recommendations and Nominations to our Board of Directors
Our Nominating Committee will consider director candidates recommended by stockholders holding at least one percent (1%) of our fully diluted capitalization continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and corporate governance guidelines and the director nominee criteria described above.
Eligible stockholders that want to recommend a candidate to our Board should direct the recommendation in writing by letter to our Legal Department at Chime Financial, Inc., 101 California Street, Suite 500, San Francisco, California 94111, Attention: General Counsel. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our Nominating Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2027 Annual Meeting of Stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2027 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our General Counsel or Legal Department by mail to our principal executive offices at Chime Financial, Inc., 101 California Street, Suite 500, San Francisco, California 94111. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a broker, bank or nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Chime Financial, Inc.	16	2026 Proxy Statement

Our General Counsel or Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel or Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the Chairman of the Board or the lead independent director, if there is not an independent chair.
Our General Counsel or Legal Department may decide in the exercise of their or its judgment whether a response to any stockholder communication is necessary and will provide a report to our Nominating Committee on a quarterly basis of any stockholder communications received for which the General Counsel or Legal Department has responded.
These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Director Compensation
In July 2021, our Board approved a compensation policy pursuant to which each eligible and participating non-employee director was entitled to receive the following cash compensation for their services (the “Prior Compensation Policy”): (i) $55,000 per year for service as a board member; (ii) $25,000 per year for service as chair of the Audit Committee; (iii) $12,500 per year for service as a member of the Audit Committee; (iv) $20,000 per year for service as chair of the Compensation Committee; (v) $10,000 per year for service as a member of the Compensation Committee; (vi) $15,000 per year for service as chair of the Nominating Committee; and (vii) $7,500 for service as a member of the Nominating Committee. Messrs. Carolan and Feuille, who are affiliated with Menlo Ventures and Crosslink Capital, respectively, did not participate in the Prior Compensation Policy.
In connection with our initial public offering, in April 2025, our Board adopted, and in May 2025, our stockholders approved, an Outside Director Compensation Policy for our directors, which governs their cash and equity compensation following the completion of our initial public offering (the “Director Compensation Policy”). The Director Compensation Policy superseded the Prior Compensation Policy.
Under the Director Compensation Policy, each non-employee director is eligible to receive the compensation described below for their service on our Board. Under the Director Compensation Policy, we also reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of the Board or its committees and other expenses.
Maximum Annual Compensation
The Director Compensation Policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year, increased to $1,000,000 in the initial fiscal year of service as a non-employee director. For purposes of this limitation, the value of equity awards will be based on the grant date fair value determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any cash compensation paid or equity awards granted to a person for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Chime Financial, Inc.	17	2026 Proxy Statement

Director Compensation for 2025
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our Board, for the fiscal year ended December 31, 2025 pursuant to the terms of the Prior Compensation Policy, Director Compensation Policy, and certain restricted stock unit (“RSU”) awards granted to our non-employee directors in August 2025 upon the approval of a special committee of the Board consisting of Messrs. Britt and King in recognition of the fact that our first post-IPO annual non-employee director grants under the Director Compensation Policy would not be made until our initial annual meeting in June 2026. Directors who are also our employees receive no additional compensation for service as a director.

Name	Fees Paid or Earned in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Shawn Carolan(3)	32,500	200,006	—	232,506
Susan Decker	80,000	200,006	—	280,006
James Dunne(4)	75,000	200,006	—	275,006
James M.P. Feuille(4)(5)	63,750	200,006	—	263,756
Cynthia Marshall	72,500	200,006	—	272,506
1.The amounts reported represent the cash retainer paid to the applicable individual pursuant to the Prior Compensation Policy on a pro-rated basis, and cash amounts paid as well as RSUs granted in lieu of the cash retainer to the applicable individual in accordance with the Director Compensation Policy.
2.The amount reported represents the aggregate grant-date fair value of RSUs awarded to the directors in 2025 under the Director Compensation Policy, calculated based on the closing price of our Class A common stock on the date of grant, or, if the grant date was not a trading day, the closing price on the last market trading day prior to the date of grant, and does not take into account any estimated forfeitures related to time-based vesting conditions. These amounts do not reflect the actual economic value that may be realized by the non-executive officer directors, and there can be no assurance that these amounts will ever be realized by the non-executive officer directors.
3.Mr. Carolan entered into a director compensation assignment agreement, pursuant to which he agreed to assign his right to any cash compensation earned in connection with his service on our Board directly to Menlo Ventures Management, L.P. (“Menlo Ventures”), and assign the beneficial interest in any equity awards granted to him for his service as director of the Company to Menlo Ventures.
4.Under our Director Compensation Policy, each eligible non-employee director is permitted to convert his or her cash retainer(s) into an award of RSUs granted under the 2025 Equity Incentive Plan. In 2025, Messrs. Dunne and Feuille made such election and received the amount in the “Fees Paid or Earned in Cash” column in RSUs rather than cash.
5.Mr. Feuille entered into a director compensation assignment agreement, pursuant to which he agreed to assign his right to any cash compensation earned in connection with his service on our Board directly to Crosslink Capital, Inc. (“Crosslink Capital”), and assign the beneficial interest in any equity awards granted to him for his service as director of the Company to Crosslink Capital.
The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2025:

Name	Number of Shares Underlying Outstanding RSUs(1)(2)

Shawn Carolan	5,721
Susan Decker	5,721
James Dunne	5,721
James M.P. Feuille	5,721
Cynthia Marshall	5,721
1.Equity award granted pursuant to our 2025 Equity Incentive Plan.
2.These RSUs were granted on August 27, 2025. One-fourth of the total RSUs granted have vested on November 27, 2025 and the remainder vests quarterly thereafter, subject to such director continuing as a service provider through each such vesting date.

Chime Financial, Inc.	18	2026 Proxy Statement

Cash Compensation
Eligible non-employee directors are entitled to receive the following cash compensation under the Director Compensation Policy for their services:

Position	Annual Cash Retainer ($)

Board Member	55,000
Lead Independent Director	25,000
Chair of the Audit and Risk Committee	25,000
Member of the Audit and Risk Committee	12,500
Chair of the People, Culture, and Compensation Committee	20,000
People, Culture, and Compensation Committee	10,000
Chair of the Nominating and Corporate Governance Committee	15,000
Member of the Nominating and Corporate Governance Committee	7,500
Each eligible non-employee director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis. In the event we have a non-executive Chair, that individual would be entitled to receive an additional annual cash retainer of $50,000.
RSU Awards in Lieu of Cash Retainers
Each eligible non-employee director is permitted to convert his or her cash retainer(s) into an award of RSUs granted under the 2025 Equity Incentive Plan (the “2025 Plan”). If an eligible non-employee director makes an effective election (the date of effectiveness of such election, the “Retainer Election Effective Date”), such election will apply as of the first fiscal quarter commencing following the Retainer Election Effective Date, and will remain in effect through at least the completion of the four fiscal quarters commencing following the Retainer Election Effective Date (the “Initial Retainer Election Period”), and such non-employee director will become eligible to receive an award of RSUs covering a number of shares having a grant date fair value (determined in accordance with GAAP) equal to the value of the cash retainers payable to such non-employee director in respect of the Initial Retainer Election Period, rounded to the nearest whole share (a “Retainer Award”). The Retainer Award will be granted automatically on the 15th day of the first month of the fiscal quarter commencing following the Retainer Election Effective Date. 25% of the RSUs subject to a Retainer Award will be scheduled to vest on the last day of each of the four fiscal quarters occurring in the Initial Retainer Election Period, subject to a non-employee director’s continued service as a non‑employee director through the applicable vesting date. Each Retainer Award will be subject to adjustment pursuant to the terms of our Director Compensation Policy, in the event a non-employee director ceases to be a non-employee director, or becomes eligible to receive additional cash retainers by reason of assuming additional responsibilities as a non-employee director. Following the end of the Initial Retainer Election Period, a non-employee director’s election will remain in effect and will apply to each series of four fiscal quarters occurring thereafter, unless properly revoked in accordance with the terms of our Director Compensation Policy.

Chime Financial, Inc.	19	2026 Proxy Statement

Equity Compensation
Initial Award. Each person who initially becomes an eligible non-employee director will be granted the following awards of RSUs covering a number of shares having a grant date fair value (determined in accordance with GAAP) equal to:
a.$200,000, rounded to the nearest whole share (an “Initial Award”), plus
b.(i) $200,000 multiplied by (ii) the fraction obtained by dividing (A) the number of full months during the period beginning on the date the individual first becomes a non-employee director and ending on the one-year anniversary of the date of the then-most recent annual meeting of our stockholders following the effective date, by (B) 12, rounded to the nearest whole share (the “Pro-Rated Annual Award”).
The Initial Award and Pro-Rated Annual Award will be made on the first trading date on or after the date on which such individual first becomes a non-employee director, whether through election by our stockholders or appointment by our Board to fill a vacancy. If an individual was a member of our Board and also an employee, becoming a non‑employee director due to termination of employment will not entitle the non-employee director to an Initial Award.
Subject to our Director Compensation Policy, 1/3rd of the RSUs subject to an Initial Award will vest on each of the first three anniversaries of its grant date, subject to the non-employee director continuing to be a service provider to us through the applicable vesting date, and a Pro-Rated Annual Award will vest in full upon the first anniversary of the date of grant or, if earlier, the day immediately before the date of the next annual meeting of our stockholders that occurs after the Pro-Rated Annual Award’s grant date, subject to the non-employee director remaining a service provider to us through the applicable vesting date.
Annual Award. Each eligible non-employee director automatically will be granted, on the date of each annual meeting of our stockholders starting in 2026, an annual award of RSUs covering a number of shares having a grant date fair value (determined in accordance with GAAP) of $200,000, rounded to the nearest whole share (the “Annual Award”). Subject to the terms of our Director Compensation Policy, an Annual Award will vest on the one-year anniversary of the grant date of the Annual Award or, if earlier, the day before our annual meeting of stockholders that follows the grant date of the Annual Award, subject to the eligible non-employee director continuing to be a service provider to us through the applicable vesting date.
In the event of a “change in control” (as defined in our 2025 Plan), each non-employee director will fully vest in his or her outstanding equity awards under the 2025 Plan, including any Retainer Award, Initial Award, or Annual Award, provided that the eligible non-employee director continues to be a non-employee director through such date.

Chime Financial, Inc.	20	2026 Proxy Statement

PROPOSAL ONE
Election Of Directors
Our Board currently consists of seven directors. At the Annual Meeting, three directors will be elected for a three-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.
Nominees
Our Nominating Committee has recommended, and our Board has approved, Christopher Britt, Shawn Carolan, and James Dunne as Class I nominees for election as directors at the Annual Meeting. Each of the nominees is a current member of our Board. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Each of the nominees has agreed to serve as director if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present Board to fill the vacancy.
Vote Required
Each director is elected by a majority of the votes cast with respect to the election of directors at the Annual Meeting. A majority of votes cast means that the number of votes cast “FOR” a director’s election exceeds 50% of the votes cast with respect to that director’s election. You may vote “FOR” or “AGAINST” each nominee for election as a director or you may “ABSTAIN.” Abstentions and broker non-votes will have no effect on the outcome of the vote. A director who does not receive a majority of the votes cast with respect to the director’s election is required by our amended and restated bylaws to tender his or her resignation.
Resignation Requirement
If an incumbent director in an uncontested election fails to receive the required vote to be elected, the director will promptly tender an irrevocable conditional resignation. Our Nominating Committee will make a recommendation to our Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board will act on the tendered resignation, taking into account our Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. Our Nominating Committee and our Board may consider any factors it deems relevant in deciding whether to accept a resignation from such director.
Board of Directors Recommendation

✓	Our Board of Directors recommends a vote “FOR” the election of each of the Class I Director Nominees named above.

Chime Financial, Inc.	21	2026 Proxy Statement

PROPOSAL TWO
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed EY as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2026. EY has served as our independent registered public accounting firm since 2019 and for the fiscal year ended December 31, 2025.
At the Annual Meeting, we are asking our stockholders to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of EY, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of EY, then our Audit Committee may reconsider the appointment. One or more representatives of EY are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for services rendered by EY, our independent registered public accounting firm, for the fiscal years ended December 31, 2025 and 2024. All of these services were approved by the Audit Committee.

	2025 ($)	2024 ($)

Audit Fees(1)	3,870,000	5,645,020
Audit-Related Fees	350,000	100,000
Tax Fees(2)	39,220	33,777
All Other Fees(3)	7,200	—
Total Fees	4,266,420	5,778,797
1.“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with the audit engagement for those fiscal years, as well as securities registration statements, including our registration statement on Form S-1 related to our initial public offering in June 2025.
2.“Tax Fees” consist of fees for professional services for international tax compliance.
3.“All Other Fees” consist of fees billed in connection with our subscription to an online accounting research tool.

Chime Financial, Inc.	22	2026 Proxy Statement

Auditor Independence
In 2024 and 2025, there were no other professional services provided by EY, other than those listed above, respectively, that would have required our Audit Committee to consider their compatibility with maintaining the independence of EY.
Audit Committee Policy on Pre-Approval of Audit and Permissible
Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by EY for the fiscal years ended December 31, 2025 and 2024 were pre-approved by our Audit Committee. All services provided by EY for the fiscal year ending December 31, 2026 have been pre-approved by our Audit Committee in compliance with this policy.
Vote Required
The ratification of the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
Board of Directors Recommendation

✓	Our Board of Directors recommends a vote “FOR” the ratification of the appointment of EY as our Independent Registered Public Accounting firm for our fiscal year ending December 31, 2026.

Chime Financial, Inc.	23	2026 Proxy Statement

PROPOSAL THREE
Advisory Vote on the Compensation of Our Named Executive Officers
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and SEC rules, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers (“NEOs”) as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this proxy statement.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our Compensation Committee, or our Board. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information provided in the section titled “Executive Compensation,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our NEOs, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion and other related disclosure.”
Vote Required
The approval, on an advisory basis, of the compensation of our NEOs, requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Board of Directors Recommendation

✓	The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers.
If Proposal No. 3 is approved, it is expected that the next advisory vote on the compensation of our NEOs will be at our 2027 Annual Meeting of Stockholders.

Chime Financial, Inc.	24	2026 Proxy Statement

PROPOSAL FOUR
Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of Our Named Executive Officers
In accordance with the Dodd-Frank Act and SEC rules, at least once every six years, we must provide our stockholders with the opportunity to indicate their preference regarding how frequently we should hold the Say-on-Pay vote. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one year, two years or three years. Alternatively, stockholders may abstain from casting a vote.
Our Board and Compensation Committee believe that Say-on-Pay advisory votes should be conducted each year so that our stockholders may express their views on our executive compensation program and the Compensation Committee can consider such views in its compensation planning for the fiscal year following the Say-on-Pay advisory vote.
Vote Required
The option among one year, two years, or three years that receives the highest number of votes cast at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.
While our Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our NEOs should be held every year, two years or three years.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will consider the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our NEOs.
Board of Directors Recommendation

✓	The Board of Directors recommends a vote to hold future stockholder advisory votes on the compensation of our Named Executive Officers every “ONE YEAR.”
If Proposal No. 4 is approved, it is expected that the next advisory vote on the frequency of the Say-on-Pay vote will be at our 2032 Annual Meeting of Stockholders.

Chime Financial, Inc.	25	2026 Proxy Statement

Report Of The Audit Committee
The Audit Committee is a committee of the Board comprised solely of independent directors as required by the Nasdaq listing rules and the rules and regulations of the SEC. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to Chime’s financial reporting process, Chime’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Chime’s consolidated financial statements. Chime’s independent registered public accounting firm, EY, is responsible for performing an independent audit of Chime’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare Chime’s financial statements. These are the fundamental responsibilities of management.
In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited consolidated financial statements with management;
•discussed with EY the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with EY, EY’s independence.
Based on the Audit Committee’s review and discussions with management and EY referred to in the items above, the Audit Committee recommended to the Board that the audited financial statements be included in Chime’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board:
SUSAN DECKER (CHAIR)
JAMES DUNNE
JAMES M.P. FEUILLE
This Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Chime under the Securities Act of 1933, as amended, (the “Securities Act”), or the Exchange Act, except to the extent Chime specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

Chime Financial, Inc.	26	2026 Proxy Statement

Executive Officers
The following table sets forth certain information about our executive officers, who are also our NEOs, as of March 31, 2026.

Name	Position

Christopher Britt	Chief Executive Officer, Co-Founder, and Chairman
Matthew Newcomb	Chief Financial Officer
Adam Frankel	General Counsel and Corporate Secretary
Ryan King	Co-Founder
Mark Troughton	President
For the biography of Mr. Britt, see “Nominees for Director.” For the biography of Mr. King, see “Continuing Directors.”

Matthew Newcomb Chief Financial Officer Age: 40
MATTHEW NEWCOMB has served as our Chief Financial Officer since September 2019, and before that in various senior roles since joining Chime to lead our finance and strategy team in September 2016. Mr. Newcomb has previous experience in fintech and capital markets, having served as a Vice President in BlackRock’s Financial Markets Advisory practice and Portfolio Analytics group from 2008 to 2012. Mr. Newcomb also co-founded DigiPuppets LLC, a children’s education technology company from 2014 to 2016. Mr. Newcomb holds a B.A. in International Relations from Brown University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Adam Frankel General Counsel and Corporate Secretary Age: 58
ADAM FRANKEL has served as our General Counsel and Corporate Secretary since August 2023. Previously, Mr. Frankel served as General Counsel at CBAM Partners, Inc. and its successor, an alternative investment management firm and investment adviser, from 2018 to July 2023. Before that, Mr. Frankel served as General Counsel at Evercore Partners Inc. from 2006 to 2018 and at Genesee & Wyoming Inc. from 2003 to 2006. Mr. Frankel previously held positions with Ford Motor Company and Simpson Thacher & Bartlett LLP. Mr. Frankel currently serves on the board of directors of Fireblocks Trust Company, LLC. Mr. Frankel holds a B.A. in Economics from Brown University and a J.D. from Stanford Law School.

Mark Troughton President Age: 57
MARK TROUGHTON has served as our President since December 2025 and had served as our Chief Operating Officer from November 2019 to December 2025 and our Chief Business Officer from September 2019 to November 2019. Previously, Mr. Troughton served as President at Ring.com from 2016 through its acquisition by Amazon in 2018, as President at Whisper from 2015 to 2016, as President, Americas of Wonga.com from 2012 to 2013. Before that, Mr. Troughton held various senior positions at Green Dot Corporation from 2003 to 2012, including as President, Cards & Network from 2007 to 2012. Mr. Troughton holds a BCom, a BCom (Hons), and an MCom, each in finance, accounting, or related subjects, from the University of Cape Town (South Africa).

Chime Financial, Inc.	27	2026 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
The purpose of this Compensation Discussion and Analysis (“CD&A”) section is to discuss our compensation philosophy, our executive compensation program, and the compensation for our NEOs. In addition, we explain how and why we determined the specific compensation elements that comprised the 2025 executive compensation program.
Our NEOs for the year ended December 31, 2025 were:
•Christopher Britt, our Co-Founder, Chairman, and Chief Executive Officer;
•Matthew Newcomb, our Chief Financial Officer;
•Adam Frankel, our General Counsel and Corporate Secretary;
•Ryan King, our Co-Founder and Director; and
•Mark Troughton, our President, effective as of December 8, 2025, and our former Chief Operating Officer.
Business Context
During 2025, we advanced key strategic priorities while navigating our transition to a newly public company. We continued to execute our mission to expand access to financial services, deliver innovative products, and drive sustainable growth. Our performance reflects disciplined execution across core financial and operational metrics supported by initiatives to deepen engagement with our members and enhance profitability. We endeavored to tie executive compensation closely to business performance and long-term value creation.
Our compensation program for the year reflected that performance focus by:
•Aligning pay with performance outcomes, with a substantial portion of executive compensation tied to key financial results.
•Reinforcing long-term alignment with stockholders through multi-year equity awards that emphasize sustained growth and stock price appreciation.
•Supporting retention and continuity, with compensation elements designed to retain key leadership talent through an important growth phase.
Fiscal Year 2025 Financial Performance Highlights
We achieved robust top- and bottom-line growth in the full year 2025, and highlights of our performance include:
•Revenue was $2.2 billion, up 31% year-over-year.
•Gross profit was $1.9 billion, yielding an 88% gross margin.
•Transaction profit (non-GAAP) grew 22% year-over-year to $1.5 billion, yielding a 69% transaction margin.
•Net loss was $1 billion and net margin was (46)%. The net loss was primarily driven by $928 million of stock-based compensation expense and related payroll tax in Q2 2025 that was significantly elevated due to our initial public offering.
•Adjusted EBITDA (non-GAAP) was $127 million. Adjusted EBITDA margin of 6% represented a 6 percentage point increase year-over-year, exceeding our full-year guidance.

Chime Financial, Inc.	28	2026 Proxy Statement

•Active Members grew 19% year-over-year, an increase of 1.5 million net new Active Members year-over-year.
•Purchase Volume increased 16% year-over-year to $134 billion, and 18% year-over-year when combined with Outbound Instant Transfer volume to $136 billion.
Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on March 6, 2026, for a more detailed discussion of our fiscal year 2025 financial results and, beginning on page 72 of that Annual Report on Form 10-K, a discussion regarding, and a full reconciliation of, our non-GAAP to most directly comparable GAAP financial measures.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion. The information in this Compensation Discussion and Analysis provides perspective and narrative analysis relating to, and should be read along with, the executive compensation tables.
Executive Compensation Policies and Practices
We endeavor to maintain compensation policies and practices that are consistent with sound governance standards. We believe it is important to provide competitive compensation packages and a high-quality work environment in order to hire, retain, and motivate key personnel, and we seek to ensure that our executive compensation program is consistent with our short-term and long-term goals given the nature of the market in which we compete for key personnel. Below are additional highlights of our fiscal 2025 compensation policies and practices:

What We Do	What We Don’t Do

Our Compensation Committee consists solely of independent directors with extensive relevant experience	No post-termination retirement, pension or deferred compensation benefits, other than participation in our 401(k) plan on the same terms as our other employees

Retain an independent compensation advisor who advises the Compensation Committee and provides no other services to the Company	No guaranteed bonuses and no guaranteed base salary increases

Use equity-based compensation to deliver a significant portion of the target total compensation of our executive officers to further align their interests with those of our stockholders	No hedging or pledging of our equity securities by our directors or any employees, including our executive officers

A significant portion of our executives’ compensation is performance-based, and therefore “at risk” and dependent upon corporate performance. The overall performance and contribution of the executive is also considered in determining each individual’s compensation

No material perquisites, and no health or other benefits, other than those that are generally available to our other employees. Other perquisites and personal benefits, if any, are modest and only provided if they serve a sound business purpose

Conduct an annual review of our executive compensation strategy, competitiveness and compensation peer group	No “golden parachute” tax reimbursement payments (including “gross-ups”) that our executive officers might owe as a result of the application of Sections 280G or 4999 of the Code

Maintain a clawback policy to promote executive accountability	No single trigger change of control

Chime Financial, Inc.	29	2026 Proxy Statement

Compensation-Setting Process
We periodically review our executive compensation program and related policies and practices. In determining the compensation of our executive team, including our NEOs, for 2025, we reviewed the compensation arrangements, including base salary, target bonus, and equity incentives of our executive officers, as well as our overall strategic business plan. In 2025, factors we considered in making our executive compensation decisions included input from Messrs. Britt and King (except with respect to their own compensation), market data, past individual performance and expected future performance, vesting status and value of existing equity incentives, and internal pay equity based on the impact of business and performance. To assess the competitiveness of our executive compensation program, we also consider competitive compensation for similar executive talent.
Role of the Compensation Committee
The Compensation Committee, among its other responsibilities, provides oversight of our executive compensation plans, policies, and programs and reviews and approves our compensation strategy and practices with respect to executive officers, including the specific compensation of our NEOs. While the Compensation Committee determines our overall compensation philosophy and approves the compensation of our executives, it relies on its compensation consultant and legal counsel to formulate recommendations with respect to specific compensation actions. The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed regularly and revised and updated as warranted.
Role of the Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as determined in its sole discretion, to assist it in carrying out its responsibilities. The Compensation Committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the Compensation Committee.
During fiscal 2024, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”), a national compensation consulting firm, to provide information, analysis, and other assistance relating to our executive compensation program for fiscal year 2025.
During fiscal 2025, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm (“Compensia”), to provide information, analysis, and other assistance relating to our executive compensation program, including with respect to the structure, size, and design of the equity awards we granted to our Co-Founders, as described below in “2025 Co-Founder Special Awards” and “2025 Co-Founder Annual Awards,” and to provide other assistance relating to our executive compensation program on an ongoing basis.
Representatives of the compensation consulting firm attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. The compensation consulting firm reports to the Compensation Committee rather than to management, although the compensation consulting firm may meet with members of management for purposes of gathering information on proposals that management may make to the Compensation Committee.
The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Neither Pay Governance nor Compensia has provided any other services to us and has received no compensation other than with respect to the services described above. The Compensation Committee assessed the independence of Pay Governance and Compensia in accordance with SEC rules and Nasdaq listing standards, including the factors set forth in Exchange Act Rule 10C-1(b)(4), and concluded that no conflict of interest was raised as a result of the work performed.

Chime Financial, Inc.	30	2026 Proxy Statement

Peer Group Selection
As part of its deliberations, the Compensation Committee considers competitive market data on executive compensation levels and practices and a related analysis of such data. This data is drawn from a select group of peer companies determined by the Compensation Committee, as well as compensation survey data. The compensation peer group consists of publicly-traded technology companies that are similar to us in terms of revenue and market capitalization. The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the business of the companies in the peer group.
In September 2024, the Compensation Committee, with the assistance of Pay Governance and input from management, developed and approved the following compensation peer group of 24 publicly traded companies for purposes of understanding the competitive market for executive talent for the purposes of fiscal 2025 compensation decisions:

Affirm Holdings, Inc.	Elastic N.V.	Roblox Corporation
AppFolio, Inc.	GitLab Inc.	Samsara Inc.
AppLovin Corporation	Maplebear, Inc.	SoFi Technologies, Inc.
BILL Holdings, Inc.	Okta, Inc.	Tradeweb Markets Inc.
Box, Inc.	Paycom Software, Inc.	Unity Software Inc.
Cloudflare, Inc.	Paylocity Holding Corporation	Upstart Holdings, Inc.
Confluent, Inc.	Pinterest, Inc.	Zillow Group, Inc.
Datadog, Inc.	Robinhood Markets, Inc.	Zscaler, Inc.
The companies in this compensation peer group were selected on the basis of their similarity to us in terms of industry and financial characteristics, as determined using the following criteria:
•recently publicly traded technology companies with a disruptive business model and/or a consumer focus;
•market capitalization range between ~0.25x to 4.0x Chime;
•annual revenue range between ~0.33x to 3.0x Chime;
•companies with strong revenue growth; and
•preference for companies located in the San Francisco Bay Area.
The competitive data drawn from this compensation peer group is one of several factors that the Compensation Committee considers in making its decisions with respect to the compensation of our NEOs for 2025. Although the Compensation Committee does not rely solely on benchmarking to determine any element of compensation or overall compensation, the Compensation Committee does believe that comparative compensation data is important to assess whether our executive compensation falls within a competitive range against industry norms.
In August 2025, the Compensation Committee, with the assistance of Compensia and input from management, determined to remove AppLovin Corporation and Roblox Corporation from the compensation peer group for purposes of understanding the competitive market for executive talent for fiscal 2026.

Chime Financial, Inc.	31	2026 Proxy Statement

Compensation Overview
Our executive compensation program for 2025 consisted of the following principal compensation elements:
•base salary;
•annual incentive compensation in the form of a cash bonus, other than in the case of Messrs. Britt and King; and
•long-term incentive compensation in the form of service-based RSUs and performance-RSUs to our co-founders, including our CEO, service-based RSUs and stock options to our other NEOs.
We are committed to providing appropriate cash and equity incentives to compensate our NEOs in a manner that our Board determines is reasonable and appropriate to motivate and retain key talent.
Base Salary
Base salary is a customary, fixed element of compensation intended to attract and retain our NEOs and compensate them for their day-to-day efforts. Base salaries are reviewed periodically, including at the time of a promotion or other change in responsibilities, and each executive officer’s performance, prior base salary level, and breadth of role are considered.
The following table sets forth the 2025 base salary for each of our NEOs as of December 31, 2025:

Name	2025 Base Salary ($)

Christopher Britt	500,000
Matthew Newcomb	500,000
Adam Frankel	450,000
Ryan King	475,000
Mark Troughton(1)	525,000
1.Mr. Troughton’s base salary was increased from $500,000 to $525,000 in connection with his appointment as President, effective as of December 8, 2025.
The actual base salaries paid to our NEOs during 2025 are set forth in the 2025 Summary Compensation Table below.
Executive Incentive Compensation Plan
In April 2025, our Board adopted our Executive Incentive Compensation Plan (the “Incentive Compensation Plan”). Our Incentive Compensation Plan allows us to provide cash incentive awards to employees selected by our Board or the Compensation Committee (the “Administrator”), including our NEOs, based upon performance goals established by the administrator. Pursuant to the Incentive Compensation Plan, the Administrator, in its sole discretion, will establish a target award for each participant and a bonus pool, with actual awards payable from such bonus pool, with respect to the applicable performance period.
Under our Incentive Compensation Plan, the Administrator determines the performance goals applicable to any award. The Administrator of our Incentive Compensation Plan may, in its sole discretion and at any time, increase, reduce, or eliminate a participant’s actual award, and/or increase, reduce, or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at, or above a participant’s target award, in the discretion of the Administrator. The Administrator may determine the amount of any increase, reduction, or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Chime Financial, Inc.	32	2026 Proxy Statement

Actual awards will be paid in cash (or its equivalent) in a single lump sum only after they are earned, which usually requires continued employment through the date the actual award is paid. The Administrator reserves the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which equity award may have such terms and conditions, as the Administrator determines. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in our Incentive Compensation Plan.
2025 Bonus Plan
With the exception of our co-founders Messrs. Britt and King, each of our NEOs was eligible to participate in our 2025 Bonus Plan (“2025 Bonus Plan”). Our annual cash bonus program is designed to motivate and reward our executives to perform to the best of their abilities and to achieve our objectives.
Under the 2025 Bonus Plan, each NEO’s target bonus was eligible to be earned based on achievement against company financial performance metrics for revenue, modified adjusted EBITDA margin (each weighted 50%) and individual performance. Revenue of $2.167 billion and modified adjusted EBITDA margin of 5% represented target performance and would have resulted in 100% funding of the bonus pool. For the purposes of our 2025 Bonus Plan, adjusted EBITDA is calculated as net income (loss), adjusted for (i) depreciation and amortization expense, (ii) other income (expense), net, (iii) provision (benefit) for income taxes, (iv) stock-based compensation expense including related payroll, and (v) certain expenses that do not reflect our core operations and may vary significantly from period to period, including restructuring charges, impairment charges, stock-based charitable expense, one-time costs associated with ceasing the use of our third-party payment processor and certain legal and regulatory charges, modified to also exclude bonus expense and certain other compensation related expenses. In calculating company performance metric payouts, we first calculated the company’s achievement with respect to each component. If achievement was less than 50% of target performance of a particular financial performance metric, there would have been no payout with respect to that financial performance metric; if achievement was 50% or greater of target performance of a particular financial performance metric, the payout with respect to that financial performance metric would have been determined by scaled achievement up to a maximum payout of 200%. In determining the aggregate payout percentage with respect to the company performance metric, the revenue component represented a 50% weighting and the adjusted EBITDA component represented a 50% weighting. Under the 2025 Bonus Plan, actual bonus payouts are adjusted based on an individual’s performance.
Each participating NEO’s 2025 Bonus Plan target amount was set at 50% of their annual base salary. The following table sets forth the target 2025 Bonus Plan amounts for each of our participating NEOs:

Name	2025 Bonus Plan Target ($)

Matthew Newcomb	250,000
Adam Frankel	225,000
Mark Troughton	250,000
In January 2026, the Compensation Committee certified that the Company’s performance exceeded each of the target financial performance metrics. After considering progress toward other company-wide goals, the Compensation Committee exercised downward discretion to reduce the overall bonus plan funding to 95%. Consistent with such determination, the Compensation Committee approved the actual cash incentives earned by our NEOs during 2025 as set forth in the 2025 Summary Compensation Table below.

Chime Financial, Inc.	33	2026 Proxy Statement

Anniversary Bonus Program
We recognize the service anniversaries of all our employees, including our NEOs, with cash bonuses based on length of service commencing on the second anniversary of an employee’s tenure. Our anniversary bonus program is designed to reward our employees for continued service with the following: (i) $300 for two years; (ii) $500 for three years; (iii) $1,000 for four and five years; and (iv) $1,500 for six years and beyond. The actual amounts of the anniversary bonus paid to our NEOs during 2025 are set forth in the 2025 Summary Compensation Table below.
2025 Co-Founder Special Awards
In April 2025, our Board approved the grant to each of Messrs. Britt and King of (i) an award of PSUs relating to 3,000,000 and 1,800,000 shares of our Class A common stock, respectively, with performance conditions relating to achievement of certain financial performance goals (the “Growth and Profit Award”) and (ii) an award of PSUs relating to 1,000,000 and 600,000 shares of our Class A common stock, respectively, with performance conditions relating to achievement of certain stock price hurdles (the “Stock Price Hurdle Award” and, together with the Growth and Profit Award, the “2025 Co-Founder Special Awards”). The 2025 Co-Founder Special Awards are designed to provide rewards to the Co-Founders if they lead us to achieve ambitious financial objectives and challenging stock price goals.
Vesting of each 2025 Co-Founder Special Award requires satisfaction of both a service-based condition and a performance-based condition during the applicable performance period (the “Performance Period”). With respect to each Growth and Profit Award, the Performance Period will commence on the first day of our 2025 fiscal year and end on December 31, 2032, and with respect to each Stock Price Hurdle Award, the Performance Period will commence on the first trading day immediately following the Baseline Price Measurement Period (as defined below) and end on the 8th anniversary thereof.
Our Board, in consultation with Compensia, the independent compensation consultant for our Compensation Committee, considered several factors in determining whether to grant 2025 Co-Founder Special Awards and the size and terms of these awards, including market data for similarly situated executives at comparable companies, the Co-Founders’ past and expected future contributions to us, the desire to provide meaningful incentives to grow our business following our initial public offering toward creating sustainable stockholder value and attaining key strategic objectives for the benefit of all stockholders, and the belief that it is in the best interests of our stockholders to retain flexibility to issue the Co-Founders annual equity awards during the Performance Period to incentivize them to achieve other business goals that our Board may identify.
To balance these considerations, our Board set the size of the 2025 Co-Founder Special Awards at levels that are smaller than performance-based equity awards that have been granted to similarly situated executives at comparable companies during the lead-up to their public offering. In addition, our Board, with input from Compensia, agreed, pursuant to the terms of a letter agreement between us and each of Messrs. Britt and King dated as of April 28, 2025 (each, a “Founder Letter Agreement”) that, through the last day of the Performance Period for the Stock Price Hurdle Award or, if earlier, (i) a “change in control” (as defined in each Founder Letter Agreement) or (ii) the first date on which, with respect to a Co-Founder, both 2025 Co-Founder Special Awards are no longer outstanding, each Co-Founder will be eligible to receive an annual equity award, with the size of the award determined by our Compensation Committee and with a target value that is no less than the grant date fair value that corresponds to the 25th percentile for executives of our compensation peer group. The terms and conditions of such annual equity awards (including terms and conditions relating to vesting schedules, any applicable performance goals, and the treatment of awards upon a termination of employment) will be no less favorable than those of annual equity awards granted to our other executive officers in that year, other than with respect to the mix between performance-based and time-based equity awards.

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Performance-Based Condition
STOCK PRICE HURDLE AWARDS
Each Stock Price Hurdle Award is divided into nine tranches that may vest, or become eligible to vest, based on achievement of specified stock price goals based on Company Stock Price during the Performance Period (a “Stock Price Hurdle”), expressed as a percentage of the “Baseline Price” (as defined in the next paragraph below).
The “Baseline Price” means $18.74.
The “Baseline Measurement Period” means the period beginning on (and including) the first full trading day after the first date on which our securities become publicly traded and ending on (and including) the last trading day on or before the date 180 days later.
The “Company Stock Price” for achievement of a Stock Price Hurdle is calculated based on the average closing price for a share of our Class A common stock over a consecutive 60-trading day period during the Performance Period as set forth below.
The applicable Stock Price Hurdle and the number of PSUs which would vest, or become eligible to vest, upon achievement thereof, is set forth in the table below. Once a Stock Price Hurdle has been achieved during the Performance Period, such Stock Price Hurdle cannot be achieved again.

Tranche	Stock Price Hurdle ($)	Britt Stock Price Hurdle Award PSUs (#)	King Stock Price Hurdle Award PSUs (#)

1	24.93	125,000	75,000
2	31.30	125,000	75,000
3	37.48	125,000	75,000
4	46.85	125,000	75,000
5	56.22	100,000	60,000
6	65.58	100,000	60,000
7	74.95	100,000	60,000
8	84.32	100,000	60,000
9	93.68	100,000	60,000
If our stock price fails to increase by 33% from the Baseline Price during the Performance Period, none of the Stock Price Hurdle Awards will vest.
The Stock Price Hurdles will be adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar event, subject to the terms of our Amended and Restated 2012 Stock Option and Grant Plan (the “2012 Plan”) and award agreement. Except as specified below, there will be no partial vesting of tranches.
In the event we are subject to a change in control event before the end of the Performance Period, each Co-Founder will become eligible to vest in additional tranche(s) of PSUs if the per share deal price in the change in control results in the achievement of an additional Stock Price Hurdle that has not previously been achieved, in which case the PSUs subject to such tranche(s) will become eligible to vest immediately prior to the closing of such change in control. If the per share deal price falls between two price goals (and the upper of those goals has not previously been achieved), then a portion of the tranche corresponding to the upper price will become eligible to vest based on a linear interpolation between those two goals.

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GROWTH AND PROFIT AWARDS
Each Growth and Profit Award is divided into four tranches that are eligible to vest, or become eligible to vest if, for any Measurement Period, the sum of (i) Revenue Growth Rate, and (ii) Adjusted EBITDA Margin equals or exceeds a specified percentage (a “Growth and Profit Goal”), as set forth in the table below.
“Adjusted EBITDA Margin” means, with respect to each Measurement Period, the quotient derived by dividing (i) our earnings before (A) interest, (B) taxes, (C) depreciation and amortization, (D) other income (expense), (E) stock-based compensation expense, and (F) certain Extraordinary Events, for such Measurement Period, as determined using our audited financial statements, by (ii) the revenue for such Measurement Period.
“Extraordinary Events” means events, transactions, or activities that are outside of our ordinary course of business and are not expected to recur, including, without limitation, acquisitions, divestitures, restructurings, significant litigation settlements, impairments, changes in law, or changes in accounting policies.
“Measurement Period” means each fiscal year of ours during the Performance Period.
“Revenue Growth Rate” means with respect to each Measurement Period, the quotient derived by dividing (i) the GAAP revenue for such Measurement Period, minus the GAAP revenue for our immediately prior fiscal year, by (ii) the GAAP revenue for the immediately prior fiscal year. If an Extraordinary Event relates to changes in law or accounting policies that impact Revenue, then the Revenue for the fiscal year prior to the Measurement Period shall be calculated as if such changes applied during such prior period.
These goals were selected to reward the Co-Founders if they lead us to achieving our overarching objective of creating and sustaining a healthy business through a balance of growth and profitability.

Tranche	Growth and Profit Goal (%)	Britt Growth and Profit Award PSUs (#)	King Growth and Profit Awards PSUs (#)

1	40	750,000	450,000
2	45	750,000	450,000
3	50	750,000	450,000
4	55	750,000	450,000
If we are subject to a change in control event before the end of the Performance Period, the Compensation Committee will determine if any or all of the Growth and Profit Goals are achieved over our four consecutive fiscal quarters ending with our last completed fiscal quarter that ended at least 45 days prior to the consummation of such change in control, or, in the event that fewer than four fiscal quarters have been completed during the Performance Period and prior to the date that is at least 45 days prior to the consummation of the change in control, the consecutive completed fiscal quarters during the Performance Period ending with our last completed fiscal quarter ending at least 45 days prior to the consummation of such change in control.
Service-Based Condition
The PSUs under the 2025 Co-Founder Special Awards are also subject to two service-based conditions: (i) a time-based vesting requirement, and (ii) a service-based vesting requirement as described below.
TIME-BASED VESTING REQUIREMENT
The time-based vesting requirement for each 2025 Co-Founder Special Award is satisfied with respect to 25% of the total PSUs underlying such 2025 Co-Founder Special Award on each of the first four anniversaries of the effective date of our initial public offering, subject to the applicable Co-Founder’s continued service to us.

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If a Co-Founder’s service is terminated by us without “cause”, due to his death or “disability”, or by the Co-Founder for “good reason,” subject to his execution of a release of claims in a form approved by us, (i) any PSUs for which the performance-based condition has been satisfied, but for which the time-based vesting requirement has not been satisfied immediately will be deemed to satisfy the time-based vesting requirement and all such PSUs will immediately vest, and (ii) any PSUs for which the performance-based condition has not been satisfied will remain outstanding until the earlier of (A) the end of the Performance Period, and (B) (1) with respect to a Stock Price Hurdle Award, the date that is 60 trading days following such date, and (2) with respect to a Growth and Profit Award, if the qualifying termination occurs during the second half of our fiscal year, the end of the Measurement Period in which the qualifying termination occurs, and shall immediately vest upon achievement of the performance-based condition while outstanding.
SERVICE-BASED VESTING REQUIREMENT
The service-based vesting requirement for the 2025 Co-Founder Special Awards is satisfied, (i) with respect to Mr. Britt, if he remains our Chief Executive Officer, and (ii) with respect to Mr. King, if he remains our Co-Founder on a full-time basis (an “Original Qualifying Role”) through the date the performance-based condition is achieved.
If a Co-Founder transitions from his Original Qualifying Role into another role with us:
•PSUs for which the performance-based condition has theretofore been satisfied but for which the time-based vesting requirement has not been satisfied will remain outstanding and eligible to satisfy the time-based vesting requirement during a Co-Founder’s continued service in the new role with us; and
•with respect to PSUs for which the performance-based condition has not theretofore been satisfied, if the Co-Founder’s new role is an executive role with us that our Board determines is sufficiently strategic and aligned with our long-term objectives, then for each full year that has elapsed from the grant date through the role transition date, one tranche of such PSUs will remain outstanding and eligible to satisfy the performance-based condition (and, if applicable, the time-based vesting requirement) during the Co-Founder’s continued service relationship in the new role with us.
CHANGE IN CONTROL
Upon the occurrence of a change in control during the Performance Period:
•any PSUs that have satisfied the time-based vesting condition as of the closing of such change in control and that are deemed to satisfy the performance-based requirement as of the closing of such change in control will vest;
•any PSUs that have not satisfied the time-based vesting condition as of the closing of such change in control and that are deemed to satisfy the performance-based requirement as of the closing of such change in control will remain outstanding and eligible to vest based on satisfaction of the time-based vesting requirement following the closing of such change in control; and
•if a Co-Founder’s service to us is terminated by us without “cause”, due to his death or “disability”, or by the Co-Founder for “good reason,” within 2 years following a change in control, all PSUs that then remain outstanding will be deemed to satisfy the time-based vesting requirement as of such date and will vest in full.
EXCHANGE RIGHTS
Each vested PSU under the 2025 Co-Founder Special Award will be settled in a share of our Class A common stock. Any shares of our Class A common stock issued to Messrs. Britt and King following the vesting and settlement of the PSUs under the 2025 Co-Founder Special Awards may be exchanged by them for shares of our Class B common stock on the terms set forth in the Equity Award Exchange Agreement.

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CLAWBACK
The 2025 Co-Founder Special Awards and the shares issuable and issued thereunder (including any proceeds, gains or other economic benefit received by Messrs. Britt and King from a subsequent sale of shares issued upon vesting) will be subject to our Compensation Recovery Policy, as it may hereinafter be amended to the extent necessary to comply with applicable securities law or any compensation recovery or clawback policy implemented by us solely to the extent necessary to comply with the requirements of applicable securities laws.
2025 Co-Founder Annual Awards
In April 2025, our Board approved the grant to our Co-Founders of annual awards of 376,667 and 186,667 RSUs to Messrs. Britt and King, respectively, under our 2012 Plan (the “2025 Co-Founder Annual Awards”). The 2025 Co-Founder Annual Awards are subject to a service-based vesting condition and a liquidity-based vesting condition, each of which must be satisfied for an RSU to vest. The service-based vesting condition will be satisfied in 16 equal quarterly installments following the vesting commencement date, in each case subject to the applicable Co-Founder remaining a service provider to us through the applicable vesting date. The liquidity-based vesting condition was satisfied on the effective date of our initial public offering. Each 2025 Co-Founder Annual Award is subject to vesting acceleration under our Change in Control Severance Plan, as described above.
In determining the size and terms of the 2025 Co-Founder Annual Awards, the Board considered several factors, including market data for similarly situated executives (referencing the 25th percentile for each applicable executive), the grant terms applicable to the 2025 annual awards previously made to our other senior leaders, and the other factors described above for the 2025 Co-Founder Special Awards. The Board believed that the 2025 Co-Founder Annual Awards would further strengthen the link between the interests of our Co-Founders and other stockholders and provide them with compensation opportunities, the value of which are tied to our stock price.
Each vested RSU under the 2025 Co-Founder Annual Award will be settled in a share of our Class A common stock. Any shares of our Class A common stock issued to Messrs. Britt and King following the vesting and settlement of the RSUs under the 2025 Co-Founder Annual Awards may be exchanged by them for shares of our Class B common stock on the terms set forth in the Equity Award Exchange Agreements.
2025 Equity Awards to Other NEOs
Equity awards granted to our NEOs will be settled in shares of our Class A common stock and are subject to vesting acceleration under our Change in Control Severance Plan, as described below.
Annual Awards
In March 2025, we granted to our NEOs, other than our Co-Founders, annual awards, with 50% in the form of RSUs and 50% in the form of stock options. In determining the size and terms of these annual awards, the Compensation Committee, in consultation with Compensia, considered several factors, including annual award market data for similarly situated executives, such NEOs’ vested and unvested equity status, and such NEOs’ past and expected future contributions to us. Each of Messrs. Newcomb and Troughton were granted (i) an award of RSUs covering 116,700 shares, and (ii) an award of stock options covering 233,400 shares, and Mr. Frankel was granted (i) an award of RSUs covering 83,300 shares, and (ii) an award of stock options covering 166,600 shares. With respect to such RSUs, each award is subject to a service-based vesting condition and a liquidity-based vesting condition, each of which must be satisfied for an RSU to vest. The service-based vesting condition will be satisfied in 16 equal quarterly installments following the vesting commencement date, in each case subject to the applicable NEO remaining a service provider to us through the applicable vesting date. The liquidity-based vesting condition was satisfied on the effective date of our initial public offering. With respect to such stock options, 1/48th of the shares subject to each award is scheduled to vest each month following the vesting commencement date, subject to the applicable NEO remaining a service provider to us through the applicable vesting date.

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Retention Awards
In March 2025, we also granted to each of Messrs. Newcomb and Troughton retention equity awards, with 50% in the form of RSUs and 50% in the form of stock options (the “2025 Retention Awards”). Each such NEO was granted (i) an award of RSUs covering 191,700 shares, and (ii) an award of stock options covering 383,400 shares. With respect to such RSUs, each award is subject to a service-based vesting condition and a liquidity-based vesting condition, each of which must be satisfied for an RSU to vest. The service-based vesting condition will be satisfied (i) as to 10% of the RSUs on each of the first and second anniversary of the vesting commencement date, (ii) as to 30% of the RSUs on the third anniversary of the vesting commencement date, and (iii) as to 50% of the RSUs on the fourth anniversary of the vesting commencement date, in each case subject to the applicable NEO remaining a service provider to us through the applicable vesting date. The liquidity-based vesting condition was satisfied on the effective date of our initial public offering. With respect to such stock options (i) 10% of the shares subject to the option are scheduled to vest on each of the first and second anniversary of the vesting commencement date, (ii) 30% of the shares subject to the option are scheduled to vest on the third anniversary of the vesting commencement date, and (iii) 50% of the shares subject to the option are scheduled to vest on the fourth anniversary of the vesting commencement date, in each case subject to the applicable NEO remaining a service provider to us through the applicable vesting date.
In determining the size and terms of the 2025 Retention Awards, the Compensation Committee, in consultation with Compensia, considered several factors, including each such NEO’s current vested and unvested holdings in the Company, market data for similarly situated executives leading up to an initial public offering, and such NEOs’ past and expected future contributions to us. The Compensation Committee believed that the 2025 Retention Awards would provide a strong retentive incentive, particularly in light of the heavily backloaded vesting schedule.
President Award
In December 2025, in connection with his promotion to President, we granted to Mr. Troughton the following equity awards: (i) RSUs covering 80,000 shares of the Company’s Class A common stock, which vest quarterly over a four-year period, and (ii) options to purchase 160,000 shares of the Company’s Class A common stock, which vest monthly over a four-year period.
No Nonpublic Material Information Taken into Account for Executive Compensation
Our Board and Compensation Committee do not take material nonpublic information into account when determining the timing and terms of any stock option grant or any other equity compensation. The timing of any stock option grants to recipients in connection with new hires, promotions or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During fiscal year 2025, we did not award stock option grants to our NEOs in the period beginning four business days before the filing or furnishing of a report disclosing material nonpublic information and ending one business day thereafter.
Welfare and Other Employee Benefits
Our NEOs are eligible to participate in the same group insurance and employee benefit plans generally available to our other salaried employees in the U.S. These benefits include medical, dental, vision, and disability benefits, and other plans and programs made available to other eligible employees. We have a qualified defined contribution plan under Code Section 401(k) covering eligible employees, including our NEOs. All participants in the plan are eligible to make pre-tax or Roth or after-tax Roth contributions. All participant 401(k) contributions and earnings, as well as all matching contributions and earnings, are fully and immediately vested.
We did not sponsor any defined benefit pension or other actuarial plan for our NEOs in 2025.

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Perquisites
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we generally do not provide special plans or programs for our NEOs. In 2025, we engaged third parties to provide limited security and transportation services to Mr. Britt. We view these security and transportation services provided to Mr. Britt as an integral part of our risk management program and as necessary and appropriate business expenses. However, because they may be viewed as conveying a personal benefit to Mr. Britt, we have included in the Summary Compensation Table below the aggregate incremental costs to us of these services in the total value of perquisites and personal benefits paid to Mr. Britt. Additionally, in 2025, we provided a corporate housing stipend, paid on a grossed up basis, to Mr. Troughton.
All practices with respect to perquisites or other personal benefits will be subject to review and approval by our Board.
Other Compensation Policies
Compensation Recovery Policy
We have adopted an executive compensation recovery policy (the “Clawback Policy”), applicable to our current and future former executive officers in compliance with the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act as implemented by SEC rules and regulations and Nasdaq listing standards. The Clawback Policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement. As is described in more detail in the Clawback Policy, excess compensation generally is incentive-based compensation that exceeds the amount a covered executive otherwise would have received had the compensation been determined based on the restated amounts. Excess compensation is generally covered by the Clawback Policy if received by an individual following the effective date of the policy and during the three completed fiscal years immediately prior to the date it is determined that an accounting restatement is required, such amounts were received after the individual became an executive officer and such individual was an executive officer at any time during the applicable performance period.
Derivatives Trading, Hedging, and Pledging Policy
We have adopted an insider trading policy pursuant to which our employees, including the members of our executive team and the members of our Board, are prohibited from engaging in transactions involving derivative securities or otherwise that would hedge the risk of ownership of our equity securities and from pledging our equity securities as collateral for a loan.
Tax and Accounting Considerations
Tax Considerations
We have not provided any of our NEOs with a gross-up or other reimbursement for tax amounts the individual might pay pursuant to Code Sections 280G, 4999, or 409A. Code Sections 280G and 4999 provide that NEOs, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Code Section 409A also imposes significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Code Section 409A.

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Under Code Section 162(m), we are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1.0 million per year for certain of our current and former highly compensated executive officers. While we cannot predict how the deductibility limit may impact our compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance. In addition, although we have not adopted a formal policy regarding tax deductibility of compensation paid to our NEOs, the Board may consider tax deductibility under Code Section 162(m) as a factor in its compensation decisions.
Accounting Considerations
We take financial reporting implications into consideration in designing compensation plans and arrangements for the members of our executive team, other employees and members of our Board. These accounting considerations include Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.
Compensation-Related Risk
Our Board is responsible for the oversight of our risk profile, including compensation-related risks, and monitors our compensation policies and practices as applied to our employees to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking. In cooperation with management and the Compensation Committee, our Board reviewed our 2025 compensation programs. Our Board believes the mix and design of the elements of such programs do not encourage our employees to assume excessive risks and accordingly are not reasonably likely to have a material adverse effect on our company. We have designed our compensation programs to be balanced so that our employees are focused on both short-term and long-term financial and operational performance goals, and have targets that are appropriately set to encourage growth in the business.
Employment Arrangements with Our NEOs
We have entered into confirmatory employment agreements with certain of our NEOs, providing for the terms set forth below.
Christopher Britt
Mr. Britt’s confirmatory employment agreement does not have a specific term and provides that Mr. Britt is an at-will employee. The agreement supersedes all existing agreements and understandings that Mr. Britt may have concerning his employment relationship with us, other than agreements with respect to equity acceleration, severance, and change in control benefits. Mr. Britt’s confirmatory employment agreement provides that, as of the effective date of the Company’s registration statement related to its initial public offering, his annual base salary is $500,000, and that he is not eligible to participate in our Executive Incentive Compensation Plan, subject to review and adjustment by the Board or the Compensation Committee from time to time. Mr. Britt also entered into a Founder Letter Agreement, as more fully described in the “2025 Co-Founder Special Award” section above.
Ryan King
Mr. King’s confirmatory employment agreement does not have a specific term and provides that Mr. King is an at-will employee. The agreement supersedes all existing agreements and understandings that Mr. King may have concerning his employment relationship with us, other than agreements with respect to equity acceleration, severance, and change in control benefits. Mr. King’s confirmatory employment agreement provides that, as of the effective date of the Company’s registration statement related to its initial public offering, his annual base salary is $475,000, and that he is not eligible to participate in our Executive Incentive Compensation Plan, subject to review and adjustment by the Board or the Compensation Committee from time to time. Mr. King also entered into a Founder Letter Agreement, as more fully described in the “2025 Co-Founder Special Award” section above.

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Matthew Newcomb
Mr. Newcomb’s confirmatory employment agreement does not have a specific term and provides that Mr. Newcomb is an at-will employee. The agreement supersedes all existing agreements and understandings that Mr. Newcomb may have concerning his employment relationship with us, other than agreements with respect to equity acceleration, severance, and change in control benefits. Mr. Newcomb’s confirmatory employment agreement provides that, as of the effective date of the Company’s registration statement related to its initial public offering, his annual base salary is $500,000, and he is eligible for a target annual bonus at 50% of his annual base salary which are both subject to review and adjustment by the Board or the Compensation Committee from time to time.
Adam Frankel
Mr. Frankel’s confirmatory employment agreement does not have a specific term and provides that Mr. Frankel is an at-will employee. The agreement supersedes all existing agreements and understandings that Mr. Frankel may have concerning his employment relationship with us, other than agreements with respect to equity acceleration, severance, and change in control benefits. Mr. Frankel’s confirmatory employment agreement provides that, as of the effective date of the Company’s registration statement related to its initial public offering, his current annual base salary is $450,000, and he is eligible for a target annual bonus at 50% of his annual base salary which are both subject to review and adjustment by the Board or the Compensation Committee from time to time.
Mark Troughton
Mr. Troughton’s confirmatory employment agreement does not have a specific term and provides that Mr. Troughton is an at-will employee. The agreement supersedes all existing agreements and understandings that Mr. Troughton may have concerning his employment relationship with us, other than agreements with respect to equity acceleration, severance, and change in control benefits. Mr. Troughton’s confirmatory employment agreement provides that, as of the effective date of the Company’s registration statement related to its initial public offering, his annual base salary is $500,000, and he is eligible for a target annual bonus at 50% of his annual base salary which are both subject to review and adjustment by the Board or the Compensation Committee from time to time. In connection with his appointment as President, Mr. Troughton’s annual base salary was increased to $525,000, effective as of December 8, 2025.
Severance Plans
Each of our NEOs is currently eligible to receive severance benefits under the terms of our Change in Control Severance Plan and Officer Severance Plan, as applicable.
CHANGE IN CONTROL SEVERANCE PLAN
Under the terms of our Change in Control Severance Plan, each of our NEOs will become eligible to receive the following severance benefits in the event of such NEO’s termination of employment either (i) by us other than for cause (as defined in such plan), death, or disability, or (ii) by such NEO’s resignation for good reason (as defined in such plan), in either case, within the one-year period beginning on the occurrence of a change in control (as defined in such plan):
•Accrued Benefits: The sum of (i) the NEO’s annual base salary through the date of termination, (ii) any annual incentive payment earned for a performance period that was completed prior to the date of termination, and (iii) any accrued and unused vacation pay or other paid time off, and any business expenses incurred but unreimbursed as of the date of termination;
•Salary Severance: A cash amount equal to the NEO’s annual base salary immediately prior to the change in control, or if higher, immediately prior to the date of termination (disregarding any reduction giving rise to a claim for good reason);
•Bonus Severance: A cash amount equal to the NEO’s annual target bonus in effect immediately prior to the change in control, or if higher, immediately prior to the date of termination (disregarding any reduction giving rise to a claim for good reason);

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•COBRA Severance: A cash amount equal to the cost of 12 months’ of continued coverage under the Company’s healthcare benefit plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); provided that the NEO is not obligated to use this payment for continuation coverage under COBRA;
•Equity Award Acceleration: All equity awards subject to service-based vesting conditions will accelerate vesting in full, otherwise expressly provided for in the applicable equity award agreements; and
•Option Exercise Period: The post-termination exercise period of non-qualified stock options will continue through the earlier of 18 months following the date of termination or the post-termination exercise period in the applicable award agreement or other written agreement (subject to the term of the option), and NEOs will receive a written election form pursuant to which NEOs may elect to apply some post-termination exercise period extension to incentive stock options.
Unless otherwise provided for in an applicable equity award agreement, with respect to outstanding equity awards scheduled to vest upon achievement of performance goals which have not yet been certified, performance shall be deemed earned based on the higher of target and actual performance prior to the date of the change in control and such awards will become subject to the vesting acceleration described above upon a qualifying termination.
Additionally, if a NEO’s employment is terminated within 3 months prior to a change in control and it is reasonably demonstrated that such termination of employment was at the request of a third party to effect a change in control, or was otherwise in connection with or anticipation of a change in control (an “Anticipatory Termination”), a NEO will be eligible to receive the salary severance, bonus severance and COBRA severance described above, reduced by amounts paid to such NEO under our Officer Severance Plan.
Severance benefits under our Change in Control Severance Plan (but excluding accrued benefits) are subject to a NEO’s execution and non-revocation of a release of claims in favor of us and our affiliates within 45 days following the date of termination (or such longer period specified in the release).
Severance benefits under our Change in Control Severance Plan will be subject to reduction to the extent duplicative of amounts paid under any other benefit plan, policy, agreement, or arrangements, including our Officer Severance Plan.
Additionally, our Change in Control Severance Plan provides that if any payments made to an NEO under such plan would subject the NEO to the excise tax under Section 4999 of the Code, such payments will be reduced if and to the extent such reduction would provide an NEO with the best after-tax result, as determined by a nationally recognized accounting firm.
OFFICER SEVERANCE PLAN
Under the terms of our Officer Severance Plan, each of our NEOs is currently eligible to receive the following severance benefits in the event of such NEO’s termination of employment either (i) by us other than for cause (as defined in such plan), death or disability, or (ii) by such NEO’s resignation for good reason (as defined in such plan), in either case, outside the one-year period beginning on the occurrence of a change in control (as defined in such plan):
•Accrued Benefits: The sum of (i) the NEO’s annual base salary through the date of termination, (ii) any annual incentive payment earned for a performance period that was completed prior to the date of termination, and (iii) any accrued and unused vacation pay or other paid time off, and any business expenses incurred but unreimbursed as of the date of termination;
•Salary Severance: A cash amount equal to 50% of the NEO’s annual base salary immediately prior to the date of termination (disregarding any reduction giving rise to a claim for good reason);
•COBRA Severance: A cash amount equal to the cost of 6 months’ of continued coverage under the Company’s healthcare benefit plans under COBRA; provided that the NEO is not obligated to use this payment for continuation coverage under COBRA.

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A qualifying termination shall not include a termination of employment due to a sale of assets (including the sale of an affiliated entity), if as of the consummation of such transaction, a NEO either (a) remains an employee of the affiliated entity being sold or disposed of immediately following such transaction, or (b) is employed by the acquirer of the assets being sold, in each case, on terms and conditions that are substantially comparable in the aggregate, including with respect to compensation, duties, and work location.
Severance benefits under our Officer Severance Plan (but excluding accrued benefits) are subject to a NEO’s execution and non-revocation of a release of claims in favor of us and our affiliates within 45 days following the date of termination (or such longer period specified in the release).
Severance benefits under our Officer Severance Plan will be subject to reduction to the extent duplicative of amounts paid under any other benefit plan, policy, agreement or arrangements (other than in the case of an Anticipatory Termination).
Employee Benefit and Stock Plans
2025 Equity Incentive Plan
Our 2025 Equity Incentive Plan (“2025 Plan”) provides that in the event of our merger with or into another corporation or entity or a change in control, as defined in our 2025 Plan, each outstanding award will be treated as the administrator determines.
If a successor corporation does not continue an award, or some portion of such award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant.
Awards granted to our outside directors will vest fully and become immediately exercisable, all restrictions on any such awards of restricted stock and restricted stock units will lapse and all performance goals or other vesting requirements for performance awards will be deemed achieved at 100% of target levels and all other terms and conditions met, unless otherwise set forth in an award agreement or other written agreement between a participant and we, or our applicable subsidiaries or parent.
Amended and Restated 2012 Stock Option and Grant Plan
Our 2012 Plan provides that in the event of a sale event, as defined in our 2012 Plan, each outstanding award will terminate or be forfeited to us (as applicable), unless assumed or substituted for awards of the successor entity (or its parent).
If the 2012 Plan and outstanding options under the 2012 Plan are terminated, participants holding awards of options will be permitted to exercise all options within a period of time specified by the administrator. With respect to awards of restricted stock, forfeited awards will be repurchased at a price equal to the lower of the original purchase price paid by participants with respect to such awards or the fair market value of the shares immediately prior to the effective time of the sale event.
Employee Stock Purchase Plan
Our ESPP provides that in the event of a merger or change in control, as defined under our ESPP, a successor corporation may assume or substitute each outstanding purchase right. If the successor corporation refuses to assume or substitute for the outstanding purchase right, the offering period then in progress will be shortened, and a new exercise date will be set that will be before the date of the proposed merger or change in control. The administrator will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

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Executive Incentive Compensation Plan
In April 2025, our board of directors adopted our Executive Incentive Compensation Plan (the “Incentive Compensation Plan”). Our Incentive Compensation Plan allows us to provide cash incentive awards to employees selected by our board of directors or the Compensation Committee (the “Administrator”), including our NEOs, based upon performance goals established by the administrator. Pursuant to the Incentive Compensation Plan, the administrator, in its sole discretion, will establish a target award for each participant and a bonus pool, with actual awards payable from such bonus pool, with respect to the applicable performance period.
Under our Incentive Compensation Plan, the administrator will determine the performance goals applicable to any award, which goals may include, without limitation, goals related to research and development milestones, regulatory milestones or regulatory-related goals, gross margin, financial milestones, new product or business development, operating margin, product release timelines or other product release milestones, publications, cash flow, procurement, savings, internal structure, leadership development, project function or portfolio-specific milestones, license or research collaboration agreements, capital raising, patentability, and individual objectives such as peer reviews or other subjective or objective criteria, and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.
The administrator of our Incentive Compensation Plan may, in its sole discretion and at any time, increase, reduce, or eliminate a participant’s actual award, and/or increase, reduce, or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at, or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction, or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards will be paid in cash (or its equivalent) in a single lump sum only after they are earned, which usually requires continued employment through the date the actual award is paid. The administrator reserves the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which equity award may have such terms and conditions, as the administrator determines. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in our Incentive Compensation Plan.
Our board of directors and our Compensation Committee have the authority to amend, alter, suspend, or terminate our Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.
Report of the People, Culture and Compensation Committee
The People, Culture and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and Chime’s Annual Report on Form 10-K for the year ended December 31, 2025.
Members of the People, Culture and Compensation Committee
JAMES M.P. FEUILLE (CHAIR)
SHAWN CAROLAN
CYNTHIA MARSHALL
This Report of the People, Culture and Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, (i) will not be deemed to be part of, or incorporated by reference into, any filing under the Securities Act or the Exchange Act, notwithstanding any general statement contained in such filing incorporating this proxy statement by reference, except to the extent that we specifically incorporate this information by reference, and (ii) will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Chime Financial, Inc.	45	2026 Proxy Statement

Summary Compensation Table
The following table shows the compensation awarded, paid to or earned by each of our NEOs for the year ended December 31, 2025:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)

Christopher Britt Co-Founder, Chairman, and Chief Executive Officer	2025	500,000	1,500	97,769,843	—	—	664,199	98,935,542
	2024	500,000	1,500	—	14,957,098	—	378,601	15,837,199
Matthew Newcomb Chief Financial Officer	2025	495,833	1,500	8,314,464	9,318,507	350,000	10,698	18,491,002
	2024	446,760	1,500	—	—	320,000	10,686	778,946
Adam Frankel General Counsel and Corporate Secretary	2025	447,917	300	2,245,768	2,448,668	275,000	8,031	5,425,684
	2024	425,000	—	1,251,265	1,454,782	300,000	44,813	3,475,860
Ryan King Co-Founder and Director	2025	475,000	1,500	57,556,643	—	—	178,666	58,211,809
	2024	475,000	1,500	—	14,957,098	—	9,004	15,442,602
Mark Troughton President	2025	497,443	1,500	10,228,064	11,583,879	240,000	273,946	22,824,832
	2024	450,000	1,000	—	—	320,000	156,054	927,054
1.The amounts reported represent the aggregate grant-date fair value of the RSUs awarded to the NEOs calculated in accordance with ASC Topic 718. These amounts do not reflect the actual economic value that may be realized by the NEO. The assumptions used in determining the grant date fair value of the RSUs reported in this column are set forth in Note 14 to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on March 6, 2026. Mr. Frankel transferred 8,461 of his outstanding RSUs granted in 2025 to his former spouse.
2.The amounts reported represent the aggregate grant-date fair value of the options awarded to the NEOs calculated in accordance with ASC Topic 718. These amounts do not reflect the actual economic value that may be realized by the NEO. The assumptions used in determining the grant date fair value of the options reported in this column are set forth in Note 14 to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on March 6, 2026. Mr. Frankel transferred 22,213 of his outstanding stock options granted in 2025 to his former spouse.
3.The reported amount of all other compensation consists of: (i) for Mr. Britt, $10,500 in connection with 401(k) Company matching, $198 in life insurance premiums, $169,216 in HSR filings tax gross-up payment, and $484,285 in connection with company-paid security and transportation services that we view as an integral part of our risk management program but may be viewed as conveying a personal benefit to Mr. Britt; (ii) for Mr. Newcomb, $10,500 in connection with 401(k) Company matching and $198 in life insurance premiums; (iii) for Mr. Frankel, $7,833 in connection with 401(k) Company matching and $198 in life insurance premiums; (iv) for Mr. King, $8,818 in connection with 401(k) Company matching, $198 in life insurance premiums, and $169,650 in HSR filings tax gross-up payment; and (v) for Mr. Troughton, $271,648 in corporate housing expense tax gross-up payment, $2,100 in connection with 401(k) Company matching, and $198 in life insurance premiums.

Chime Financial, Inc.	46	2026 Proxy Statement

Grants of Plan-Based Awards in 2025
The following table sets forth information regarding grants of awards made to our NEOs during 2025:

Name	Grant Date(1)	Estimated Future Payouts Under NonEquity Incentive Plan Awards ($)(2)	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(3)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Target	Target

Christopher Britt	4/3/2025	—	3,000,000	—	—	—	63,225,000
	4/3/2025	—	1,000,000	—	—	—	23,960,500
	4/3/2025	—	—	376,667	—	—	10,584,343
Matthew Newcomb	3/6/2025	—	—	116,700	—	—	3,146,232
	3/6/2025	—	—	191,700	—	—	5,168,232
	3/6/2025	—	—	—	233,400	27.90	3,430,488
	3/6/2025	—	—	—	383,400	27.90	5,888,019
	—	250,000	—	—	—	—	—
Adam Frankel	3/6/2025	—	—	83,300	—	—	2,245,768
	3/6/2025	—	—	—	166,600	27.90	2,448,668
	—	225,000	—	—	—	—	—
Ryan King	4/3/2025	—	1,800,000	—	—	—	37,935,000
	4/3/2025	—	600,000	—	—	—	14,376,300
	4/3/2025	—	—	186,667	—	—	5,245,343
Mark Troughton	3/6/2025	—	—	116,700	—	—	3,146,232
	3/6/2025	—	—	191,700	—	—	5,168,232
	3/6/2025	—	—	—	233,400	27.90	3,430,488
	3/6/2025	—	—	—	383,400	27.90	5,888,019
	12/8/2025	—	—	80,000	—	—	1,913,600
	12/8/2025	—	—	—	160,000	23.92	2,265,372
	—	250,000	—	—	—	—	—
1.Each of the equity incentive plan awards, except for the December 8, 2025 grants to Mr. Troughton, was granted pursuant to our 2012 Plan.
2.These amounts reflect the target payout to Messrs. Newcomb, Frankel, and Troughton under our 2025 Bonus Plan. There are no threshold or maximum amounts under such awards. The actual amounts paid will be reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The 2025 Bonus Plan is described above in “2025 Bonus Plan.”

Chime Financial, Inc.	47	2026 Proxy Statement

3.These awards reflect the grant of stock options subject to both a service-based vesting condition and a performance-based vesting condition, each of which must be satisfied in order for an option share to vest, as described above in “—Equity Compensation.” Performance Stock Unit (PSU) grants reflect Growth & Profit metrics and Stock Price Hurdle metrics.
4.The amounts reported represent the aggregate grant-date fair value of the RSUs or options awarded to the NEOs calculated in accordance with ASC Topic 718. These amounts do not reflect the actual economic value that may be realized by the NEO. The assumptions used in determining the grant date fair value of the RSUs or options reported in this column are set forth in Note 14 to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on March 6, 2026.

Chime Financial, Inc.	48	2026 Proxy Statement

Outstanding Equity Awards at 2025 Year-End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2025:

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Christopher Britt	1/28/2020	2,628,665	—	—	7.67	1/27/2030	—	—	—	—
	3/29/2023	618,750	281,250 (2)	—	13.89	3/28/2033	—	—	—	—
	3/30/2024	320,833	379,167 (3)	—	17.35	3/29/2034	—	—	—	—
	3/30/2024	91,666	108,334 (4)	—	17.35	3/29/2034	—	—	—	—
	4/3/2025	—	—	—	—		306,042 (5)	7,703,077	—	—
	4/3/2025	—	—	—	—		—	—	3,000,000	75,510,000
	4/3/2025	—	—	—	—		—	—	1,000,000	25,170,000
Matthew Newcomb	11/6/2018	103,417	—	—	0.68	11/5/2028	—	—	—	—
	7/23/2020	325,000	—	—	6.19	7/22/2030	—	—	—	—
	2/7/2023	265,625	109,375 (6)	—	13.89	2/6/2033	—	—	—	—
	2/7/2023	—	—	—	—		58,594 (7)	1,474,811	—	—
	12/25/2023	122,222	144,445 (3)	—	15.70	12/24/2033	—	—	—	—
	12/25/2023	—	—	—	—		75,000 (8)	1,887,750	—	—
	3/6/2025	48,625	184,775 (9)	—	27.90	3/5/2035	—	—	—	—
	3/6/2025	—	383,400 (10)	—	27.90	3/5/2035	—	—	—	—
	3/6/2025	—	—	—	—		94,819 (5)	2,386,594	—	—
	3/6/2025	—	—	—	—		191,700 (11)	4,825,089	—	—
Adam Frankel	9/1/2023	206,333	154,167 (12)	—	16.56	8/31/2033	—	—	—	—
	9/1/2023	—	—	—	—		80,938 (13)	2,037,209	—	—
	12/4/2024	27,083	72,917 (14)	—	23.51	12/3/2034	—	—	—	—
	12/4/2024	—	—	—	—		37,500 (15)	943,875	—	—
	3/6/2025	34,708	131,892(9)	—	27.90	3/5/2035	—	—	—	—
	3/6/2025	—	—	—	—	—	67,682 (5)	1,703,556	—	—

Chime Financial, Inc.	49	2026 Proxy Statement

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ryan King	1/28/2020	2,367,925	—	—	7.67	1/27/2030	—	—	—	—
	3/29/2023	604,352	281,250 (2)	—	13.89	3/28/2033	—	—	—	—
	3/30/2024	320,833	379,167 (3)	—	17.35	3/29/2034	—	—	—	—
	3/30/2024	91,666	108,334 (4)	—	17.35	3/29/2034	—	—	—	—
	4/3/2025	—	—	—	—		151,667 (5)	3,817,458	—	—
	4/3/2025	—	—	—	—		—	—	1,800,000	45,306,000
	4/3/2025	—	—	—	—		—	—	600,000	15,102,000
Mark Troughton	7/23/2020	500,000	—	—	6.19	7/22/2030	—	—	—	—
	2/7/2023	165,277	68,056 (6)	—	13.89	2/6/2033	—	—	—	—
	2/7/2023	—	—	—	—		36,459 (7)	917,673	—	—
	11/29/2023	337,500	262,500 (16)	—	15.70	11/28/2033	—	—	—	—
	11/29/2023	—	—	—	—		131,250 (17)	3,303,563	—	—
	3/6/2025	48,625	184,775(9)	—	27.90	3/5/2035	—	—	—	—
	3/6/2025	—	383,400(10)	—	27.90	3/5/2035	—	—	—	—
	3/6/2025	—	—	—	—		94,819(5)	2,386,594	—	—
	3/6/2025	—	—	—	—		191,700(11)	4,825,089	—	—
	12/8/2025	3,333	156,667(18)	—	23.92	12/7/2035	—	—	—	—
	12/8/2025	—	—	—	—		80,000(19)	2,013,600	—	—
1.As described above, these RSUs are subject to a service-based vesting condition and a liquidity-based vesting condition, each of which must be satisfied for the RSUs to vest. The liquidity-based vesting condition was satisfied on the effective date of our initial public offering.
2. 1/48th of the shares subject to this option vest monthly following March 29, 2023, subject to the NEO remaining a service provider to us through the applicable vesting date.
3. 1/48th of the shares subject to this option vest monthly following February 15, 2024, subject to the NEO remaining a service provider to us through the applicable vesting date.
4. 1/48th of the shares subject to this option vest monthly following February 15, 2024, subject to performance metrics.
5.The service-based vesting condition will be satisfied in 16 equal quarterly installments following February 15, 2025, subject to the NEO remaining a service provider to us through the applicable vesting date.
6. 1/48th of the shares subject to this option vest monthly following February 7, 2023, subject to the NEO remaining a service provider to us through the applicable vesting date.
7.The service-based vesting condition will be satisfied in 16 equal quarterly installments following February 7, 2023, subject to the NEO remaining a service provider to us through the applicable vesting date.

Chime Financial, Inc.	50	2026 Proxy Statement

8.The service-based vesting condition will be satisfied in 16 equal quarterly installments following February 15, 2024, subject to the NEO remaining a service provider to us through the applicable vesting date.
9.The service-based vesting condition will be satisfied in 48 equal monthly installments following February 15, 2025, subject to the NEO remaining a service provider to us through the applicable vesting date.
10.The service-based vesting condition will be satisfied in the following installments following February 15, 2025, subject to the NEO remaining a service provider to us through the applicable vesting date: 10% or 38,340 options on February 15, 2026; 10% or 38,340 options on February 15, 2027; 30% or 115,020 options on February 15, 2028; 50% or 191,700 options on February 15, 2029.
11.The service-based vesting condition will be satisfied in the following installments following February 15, 2025, subject to the NEO remaining a service provider to us through the applicable vesting date: 10% or 19,170 units on February 15, 2026; 10% or 19,170 units on February 15, 2027; 30% or 57,510 units on February 15, 2028; 50% or 95,850 units on February 15, 2029.
12. 1/4th of the shares subject to this option vest on August 8, 2024, with 1/48th of the total shares vesting monthly thereafter, subject to the NEO remaining a service provider to us through the applicable vesting date.
13.The service-based vesting condition will be satisfied as to 1/4th of the shares on August 8, 2024, with the remainder of the shares vesting in 12 equal quarterly installments thereafter, subject to the NEO remaining a service provider to us through the applicable vesting date.
14.The service-based vesting condition will be satisfied in 48 equal monthly installments following November 15, 2024, subject to the NEO remaining a service provider to us through the applicable vesting date.
15.The service-based vesting condition will be satisfied in 16 equal quarterly installments following November 15, 2024, subject to the NEO remaining a service provider to us through the applicable vesting date.
16. 1/48th of the shares subject to this option vest monthly following September 1, 2023, subject to the NEO remaining a service provider to us through the applicable vesting date.
17.The service-based vesting condition will be satisfied in 16 equal quarterly installments following September 1, 2023, subject to the NEO remaining a service provider to us through the applicable vesting date.
18.The service-based vesting condition will be satisfied in 48 equal monthly installments following November 15, 2025, subject to the NEO remaining a service provider to us through the applicable vesting date.
19.The service-based vesting condition will be satisfied in 16 equal quarterly installments following November 15, 2025, subject to the NEO remaining a service provider to us through the applicable vesting date.
Option Exercises and Stock Vested in 2025
The following table sets forth the number of shares of Class A common stock acquired during 2025 by our NEOs upon the exercise of stock options and the value realized upon such exercise:

	OPTION AWARDS		STOCK AWARDS
Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Securities Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Christopher Britt	—	—	70,625	1,642,498
Matthew Newcomb	—	—	209,120	5,339,136
Adam Frankel	9,500	74,980	132,180	3,345,459
Ryan King	—	—	35,000	813,980
Mark Troughton	—	—	270,839	7,083,792
1.Based on the fair market value of our Class A common stock on the date of exercise less the option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised.
2.Based on the value realized upon settlement of vested RSUs pending release and associated market price as Fair Market Value - determined as IPO price of $27 for 6/12/2025 settlement, and closing stock price previous day for remaining transactions.

Chime Financial, Inc.	51	2026 Proxy Statement

Potential Payments upon Termination or Change in Control
Each of our NEOs is currently eligible to receive severance benefits under the terms of our Change in Control Severance Plan and Officer Severance Plan, as applicable.
Potential Payments upon Termination Apart from a Change in Control
The following table sets forth quantitative estimates of the benefits that would have accrued to each of our NEOs if any of their employment had been terminated by the NEO for “good reason” or by us for a reason other than “cause,” death, or “disability” (as such terms are defined in our Officer Severance Plan) and such termination had occurred on December 31, 2025:

Name	Cash Severance ($)(1)	COBRA Premiums ($)(2)	Total ($)

Christopher Britt	250,000	18,638	268,638
Matthew Newcomb	250,000	18,638	268,638
Adam Frankel	225,000	11,363	236,363
Ryan King	237,500	18,638	256,138
Mark Troughton	262,500	18,638	281,138
1.Based on a lump sum payment equal to six months of the NEO’s annual base salary.
2.Based on a reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under COBRA for a period of six months.
Potential Payments upon Termination Following a Change in Control
The following table sets forth quantitative estimates of the benefits that would have accrued to each of our NEOs if any of their employment had been terminated by the NEO for “good reason” or by us for a reason other than “cause,” death, or “disability” in connection with a “change of control” (as such terms are defined in our Change in Control Severance Plan) and such termination occurred on December 31, 2025:

Name	Cash Severance ($)(1)	Value of Accelerated Equity Awards ($)(2)	COBRA Premiums ($)(3)	Total ($)

Christopher Britt	500,000	115,367,835	37,275	115,905,110
Matthew Newcomb	750,000	13,175,888	37,275	13,963,163
Adam Frankel(4)	675,000	6,133,060	22,725	6,830,785
Ryan King	475,000	71,210,216	37,275	71,722,491
Mark Troughton	787,500	16,895,899	37,275	17,720,674
1.Based on a lump sum payment equal to 12 months of the NEO’s annual base salary plus the NEO’s target annual bonus opportunity.
2.For all NEOs, based upon full acceleration of service-based vesting conditions. For the performance stock units held by Messrs. Britt and King, based upon deemed performance based on the higher of target and actual performance prior to the date of the change in control.
3.Based on a reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under COBRA for a period of 12 months.
4.Mr. Frankel’s former spouse would accelerate in 68,112 shares. The value of such shares is reflected in the value of accelerated equity awards attributed to Mr. Frankel.

Chime Financial, Inc.	52	2026 Proxy Statement

Pay Versus Performance
Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K requires us to provide the following disclosure regarding compensation for our Chief Executive Officer, who is our principal executive officer (“PEO”), and the average compensation for our other non-PEO Named Executive Officers (“Non-PEO NEOs”). The amounts shown for “Compensation Actually Paid” (or, “CAP”) have been calculated in accordance with SEC rules and do not reflect compensation actually earned, realized, or received by any of our NEOs. The table includes adjustments as described in the footnotes and also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, net income, and our company-selected measure, which is revenue. Our initial public offering occurred in June 2025, and we do not present information for years prior to when we became a public reporting company. The information contained in this “Pay Versus Performance” section will not be incorporated into any of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference therein.

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO(1)(2) ($)	CAP to PEO(1)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs1)(3) ($)	Average CAP to Non-PEO NEOs(1)(3) ($)	Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(5) ($)	Net Income (Loss)(6) ($ millions)	Company Selected Measure: Revenue(7) ($ millions)

2025	98,935,542	83,486,391	26,238,332	23,224,952	68	122	(1,010)	2,187
1.The NEOs included in these columns are Mr. Britt, our PEO, and Messrs. Frankel, King, Newcomb and Troughton, our Non-PEO NEOs.
2.Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
3.CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP for 2025 the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid	Fiscal Year 2025 (For PEO) ($)	Fiscal Year 2025 (Average For Non-PEO NEOs) ($)

Summary Compensation Table Total	98,935,542	26,238,332
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	(97,769,843)	(25,423,998)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	85,199,064	22,035,150
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(289,348)	(5,598)
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	1,793,402	1,107,096
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	977,472	613,945
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	(5,359,899)	(1,339,975)
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—	—
Compensation Actually Paid	83,486,391	23,224,952

Chime Financial, Inc.	53	2026 Proxy Statement

For purposes of the above adjustments, the fair value of equity awards on the applicable date was determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes. The Company does not sponsor any pension arrangements for any of the PEO and Non-PEO NEOs for the fiscal years shown. Accordingly, no adjustments were made for these items.
The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the options granted on or between February 7, 2023 and December 8, 2025 used an estimated term between 1.5 years and 7.9 years in fiscal year 2025, as compared to an estimated term between 6.0 and 6.6 years used to calculate the grant date fair value of such awards, and (ii) the Growth and Profit Awards assumed a payout at or below target, in each case as compared to the grant date fair value calculations which assumed a payout at target.
4.Total Shareholder Return represents the cumulative return on a fixed investment of $100 in Chime’s common stock, for the period beginning on June 12, 2025, the date that our Class A common stock commenced trading on the Nasdaq Global Select Market, through the end of the applicable fiscal year.
5.Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the S&P North American Technology Index for the period beginning on June 12, 2025, through the end of the applicable fiscal year, assuming reinvestment of dividends.
6.The dollar amounts reported represent the net income reflected in Chime’s audited financial statements for the applicable year.
7.The dollar amounts reported in this column represent the amount of revenue reflected in Chime’s audited financial statements for the applicable year.
DESCRIPTION OF CERTAIN RELATIONSHIPS BETWEEN INFORMATION PRESENTED IN THE PAY VS. PERFORMANCE TABLE
As described in more detail in the “Compensation Discussion and Analysis” section, our executive compensation program reflects a variable pay-for-performance philosophy. While we use several performance measures to align executive compensation with Chime performance, not all of them need to be presented in the Pay vs. Performance table. Below is a narrative description of the relationship between PEO CAP, Non-PEO CAP, TSR and the financial metrics described in the table above, as required by Item 402(v) of Regulation S-K.
In accordance with SEC rules, Chime provided information regarding the net loss of $1,010 million in 2025 and Revenue of $2,187 million in 2025 in the table above. The ongoing relationship between these financial measures and CAP for our PEO ($83,486,391 in 2025) and the average CAP for our Non-PEO NEOs ($23,224,952 in 2025) will evolve as we build history as a public company.
The 2025 CAP for our PEO of $83,486,391 is lower than the Summary Compensation Table figure of $98,935,542, and the average CAP for our Non-PEO NEOs of $23,224,952 is lower than the Summary Compensation Table average of $26,238,332. The primary cause of these differences is the change of our stock price since our IPO. Our TSR declined from June 12, 2025 (the first trading day of Chime’s stock) through December 31, 2025 ($68 as of fiscal year 2025 end), while our peer group's TSR increased over the same period ($122 as of fiscal year 2025 end).
The following is an unranked list of the financial performance measures we consider most important for linking company performance and compensation actually paid to our NEOs for the most recently completed fiscal year: Revenue, adjusted EBITDA, active members, and purchase volume. Further information on our performance measures is described in our CD&A above.

Chime Financial, Inc.	54	2026 Proxy Statement

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options,Warrants, and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)(3)

Equity Compensation Plans approved by security holders	54,825,073	10.96	66,001,090
Equity Compensation Plans not approved by security holders	—	—	—
Total	54,825,073	10.96	66,001,090
1.Consists of (i) options to purchase a total of 25,040,942 shares of our Class A common stock under the Amended and Restated 2012 Stock Option and Grant Plan, as amended, or the 2012 Plan, (ii) 25,400,230 shares of our Class A common stock that are subject to outstanding RSUs under the 2012 Plan, (iii) options to purchase a total of 640,000 shares of our Class A common stock under the 2025 Equity Incentive Plan, or the 2025 Plan, and (iv) 3,743,901 shares of our Class A common stock that are subject to outstanding RSUs under the 2025 Plan. Excludes purchase rights currently accruing under the 2025 Employee Stock Purchase Plan, or ESPP.
2.The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our Class A common stock subject to outstanding RSUs, which have no exercise price.
3.Consists of 56,701,090 shares of our Class A common stock reserved for issuance under our 2025 Plan and 9,300,000 shares of our Class A common stock reserved for issuance under our ESPP. Under the 2025 Plan, the Company initially reserved 46,500,000 shares of Class A common stock for future issuance. In addition, the shares reserved for issuance under the 2025 Plan also includes any shares subject to stock options, restricted stock units, or similar awards granted under the 2012 Plan that, on or after the effective date of our initial public offering, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by us for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by us due to failure to vest (provided that the maximum number of shares that may be added to the 2025 Plan pursuant to this sentence is 91,000,000 shares). Our 2025 Plan provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 46,500,000 shares, (ii) 5% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board may determine. Our ESPP provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 9,300,000 shares, (ii) 1% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board may determine. On March 6, 2026, the number of shares of our Class A common stock available for issuance under our 2025 Plan and our ESPP increased by 18,947,579 and 3,789,515 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

Chime Financial, Inc.	55	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our common stock as of March 31, 2026 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A or Class B common stock;
•each of our NEOs;
•each of our current directors and director nominees; and
•all of our executive officers, current directors, and director nominees as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 350,634,768 shares of our Class A common stock and 32,132,289 shares of Class B common stock outstanding as of March 31, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2026 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2026, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Chime Financial, Inc., 101 California Street, Suite 500, San Francisco, California 94111.

	SHARES BENEFICIALLY OWNED
	Class A Common Stock		Class B Common Stock†		Percent of Total Voting Power
Name of Beneficial Owner	(#)	(%)	(#)	(%)

Named Executive Officers, Directors, and Director Nominees:
Christopher Britt(1)	3,980,027	1.1	16,859,762	52.5	34.3
Matthew Newcomb(2)	3,311,429	*	—	—	*
Adam Frankel(3)	349,861	*	—	—	*
Ryan King(4)	3,641,708	1.0	15,272,527	47.5	31.1
Mark Troughton(5)	3,482,144	1.0	—	—	*
Shawn Carolan(6)	5,721	*	—	—	*
Susan Decker(7)	69,388	*	—	—	*
James Dunne(8)	70,113	*	—	—	*
James M.P. Feuille(9)	6,954	*	—	—	*
Cynthia Marshall(10)	36,638	*	—	—	*
All directors and executive officers as a group (10 persons)(11)	14,953,983	4.1	32,132,289	100	66.2
Greater than 5% Stockholders

Chime Financial, Inc.	56	2026 Proxy Statement

	SHARES BENEFICIALLY OWNED
	Class A Common Stock		Class B Common Stock†		Percent of Total Voting Power
Name of Beneficial Owner	(#)	(%)	(#)	(%)

Entities affiliated with DST Global(12)	52,268,715	14.9	—	—	5.3
Entities affiliated with Crosslink Capital(13)	29,247,210	8.3	—	—	2.9
Entities affiliated with AI Bells(14)	19,601,430	5.6	—	—	2.0
General Atlantic (CH), L.P.(15)	19,208,760	5.5	—	—	1.9
Entities affiliated with Menlo Ventures(16)	17,442,713	5.0	—	—	1.8
*Represents less than 1%.
†    Class B common stock has 20 votes per share and is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.
1.Consists of (i) 52,785 shares of Class A common stock held by the Britt Living Trust, (ii) 14,643,564 shares of Class B common stock held by the Britt Living Trust, for which Mr. Britt serves as trustee, (iii) 500,000 shares of Class B common stock held by the Tiger Trust, for which William Gheen III serves as trustee, (iv) 500,000 shares of Class B common stock held by the Aloha Trust, for which William Gheen III serves as trustee, (v) 466,599 shares of Class B common stock held by the Tiger GRAT, for which William Gheen III serves as trustee, (vi) 466,599 shares of Class B common stock held by the Aloha GRAT, for which William Gheen III serves as trustee, (vii) 283,000 shares of Class B common stock held by Mr. Britt’s spouse, (viii) 3,903,700 shares of Class A common stock subject to stock options exercisable within 60 days of March 31, 2026, and (ix) 23,542 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
2.Consists of (i) 2,263,321 shares of Class A common stock held by 2019 Newcomb Fox Family Trust, for which Mr. Newcomb and his spouse serve as trustees, (ii) 1,011,970 shares of Class A common stock subject to stock options exercisable within 60 days of March 31, 2026, and (iii) 36,138 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
3.Consists of (i) 64,217 shares of Class A common stock held by Mr. Frankel (ii) 261,203 shares of Class A common stock subject to stock options exercisable within 60 days of March 31, 2026, and (iii) 24,441 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
4.Consists of (i) 29,622 shares of Class A common stock held by the King Family Trust, (ii) 12,183,739 shares of Class B common stock held by the King Family Trust, for which Mr. King serves as attorney-in-fact, (iii) 900,000 shares of Class B common stock held by King Irrevocable Trust A, for which Mr. King serves as attorney-in-fact, (iv) 900,000 shares of Class B common stock held by King Irrevocable Trust M, for which Mr. King serves as attorney-in-fact, (v) 303,930 shares of Class B common stock held by Peninsula Living Trust, for which Mr. King serves as attorney-in-fact, (vi) 225,000 shares of Class B common stock held by King Grantor Trust MV, for which Mr. King serves as attorney-in-fact, (vii) 87,700 shares of Class B common stock held by King Gift Trust AK, for which Mr. King serves as attorney-in-fact, (viii) 87,700 shares of Class B common stock held by King Gift Trust AV, for which Mr. King serves as attorney-in-fact, (ix) 87,700 shares of Class B common stock held by King Gift Trust CV, for which Mr. King serves as attorney-in-fact, (x) 87,700 shares of Class B common stock held by King Gift Trust EK, for which Mr. King serves as attorney-in-fact, (xi) 87,700 shares of Class B common stock held by King Gift Trust LK, for which Mr. King serves as attorney-in-fact, (xii) 87,700 shares of Class B common stock held by King Gift Trust MK, for which Mr. King serves as attorney-in-fact, (xiii) 87,700 shares of Class B common stock held by King Gift Trust NV, for which Mr. King serves as attorney-in-fact, (xiv) 87,700 shares of Class B common stock held by King Gift Trust SK, for which Mr. King serves as attorney-in-fact, (xv) 43,850 shares of Class B common stock held by Maureen Vergara, (xvi) 14,408 shares of Class B common stock held by Mr. King, (xvii) 3,600,419 shares of Class A common stock subject to stock options exercisable within 60 days of March 31, 2026, and (xviii) 11,667 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
5.Consists of (i) 2,184,255 shares of Class A common stock held by Mr. Troughton, (ii) 1,246,657 shares of Class A common stock subject to stock options exercisable within 60 days of March 31, 2026, and (iii) 51,232 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
6.Consists of (i) 3,814 shares of Class A common stock held by Mr. Carolan, and (ii) 1,907 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
7.Consists of (i) 10,481 shares of Class A common stock held by Ms. Decker, (ii) 57,000 shares of Class A common stock held by SJCE Family LP, for which Ms. Decker serves as general partner, and (iii) 1,907 shares of Class A common stock subject to RSUs held by Ms. Decker scheduled to vest within 60 days of March 31, 2026.
8.Consists of (i) 67,481 shares of Class A common stock held by Mr. Dunne, and (ii) 2,632 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
9.Consists of (i) 3,814 shares of Class A common stock held by Mr. Feuille, and (ii) 3,140 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.

Chime Financial, Inc.	57	2026 Proxy Statement

10.Consists of (i) 33,981 shares of Class A common stock held by Ms. Marshall, (ii) 375 shares of Class A common stock held by Ms. Marshall’s spouse, (iii) 375 shares of Class A common stock held by Ms. Marshall’s daughter, and (iv) 1,907 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
11.Consists of (i) 4,771,521 shares of Class A common stock and 32,132,289 shares of Class B common stock beneficially owned by our executive officers and directors, (ii) 10,023,949 shares of Class A common stock subject to stock options exercisable within 60 days of March 31, 2026, and 158,513 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
12.Based solely on a Schedule 13G filed with the SEC on August 14, 2025, consists of (i) 23,924,810 shares of Class A common stock held of record by DST Global VI, L.P., (ii) 12,291,630 shares of Class A common stock held of record by DST Investments XXI, L.P., (iii) 7,241,423 shares of Class A common stock held of record by DST Global VII, L.P., (iv) 3,765,541 shares of Class A common stock held of record by DSTG VII Investments-1, L.P., (v) 2,493,293 shares of Class A common stock held of record by DSTG VI Investments-A, L.P., (vi) 2,063,270 shares of Class A common stock held of record by DSTG VI Investments, L.P., and (vii) 488,748 shares of Class A common stock held of record by DSTG VII Investments-4, L.P. DST Managers VI Limited is the general partner of each of DST Global VI, L.P., DST Investments XXI, L.P., DSTG VI Investments, L.P. and DSTG VI Investments-A, L.P. (collectively, the “DSTG VI Funds”) and, as such, may be deemed to beneficially own the shares held by the DSTG VI Funds. DST Managers VII Limited is the general partner of each of DST Global VII, L.P., DST VII Investments-1, L.P. and DSTG VII Investments-4, L.P. (collectively, the “DSTG VII Funds”, and together with the DSTG VI Funds, the “DSTG Funds”) and, as such, may be deemed to beneficially own the shares owned by the DSTG VII Funds. DST Global Advisors Limited wholly owns DST Managers VI Limited and DST Managers VII Limited and, as such, may be deemed to beneficially own the shares that DST Managers VI Limited and DST Managers VII Limited may be deemed to beneficially own as described above. Voting and dispositive power over the shares held by the DSTG Funds is held by Despoina Zinonos, who indirectly owns DST Global Advisors Limited. The address of the entities mentioned in this footnote is C/O Trident Trust Company (Cayman) Limited, One Capital Place, P.O. Box 847, Grand Cayman, KY1-1103, Cayman Islands.
13.Based solely on a Schedule 13G filed with the SEC on August 14, 2025, consists of 29,247,210 shares of Class A Common stock held by Crosslink Capital, Inc. (“Crosslink”). Michael J. Stark is the control person of Crosslink. In that capacity, Mr. Stark shares voting and dispositive power over the shares held by Crosslink. The address for Crosslink is 2180 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
14.Based solely on a Schedule 13G filed with the SEC on August 5, 2025, consists of (i) 10,337,833 shares of Class A common stock held by AI Bells Holdings LLC (“AIB”) and (ii) 9,223,597 shares of Class A common stock held by AI Bells Holdings 2 LLC (“AIB 2”). Access Industries Management, LLC (“AIM”) is the manager of each of AIB and AIB 2 and Len Blavatnik is the controlling person of AIM, and each of AIM and Mr. Blavatnik may be deemed to beneficially own the shares held by AIB and AIB 2. The address for AIB and AIB 2 is 40 West 57th Street, 28th Floor, New York, NY 10019.
15.Based solely on a Schedule 13G filed with the SEC on November 10, 2025. General Atlantic Partners 100, L.P., (“GAP 100”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), General Atlantic Partners (Lux), SCSp (“GAP Lux”), GAP Coinvestments CDA, L.P. (“GAPCO CDA”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), and GAP Coinvestments V, LLC (“GAPCO V”) are the limited partners of General Atlantic (CH), L.P. (“GA CH”). General Atlantic (SPV) GP, LLC (“GA SPV”) is the general partner of GA CH. The general partner of GAP 100 is General Atlantic GenPar, L.P. (“GA GenPar”). The general partner of GA GenPar is General Atlantic, L.P. (“GA LP”). GA LP is the sole member of GA SPV, the managing member of GAPCO III, GAPCO IV, and GAPCO V and the general partner of GAPCO CDA. The general partner of GAP Bermuda EU is General Atlantic GenPar (Bermuda), L.P. (“GA GenPar Bermuda”). The general partner of GAP Lux is General Atlantic GenPar (Lux) SCSp (“GA GenPar Lux”). The general partner of GA GenPar Lux is General Atlantic (Lux) S.a.r.l (“GA Lux Sarl”). GAP (Bermuda) L.P. is the ultimate general partner of GA Lux Sarl and the general partner of GA GenPar Bermuda. GA LP, GAP (Bermuda) L.P., GAP 100, GAP Bermuda EU, GAP Lux, GAPCO CDA, GAPCO III, GAPCO IV, GAPCO V, GA SPV, GA GenPar, GA GenPar Bermuda, GA GenPar Lux and GA Lux Sarl (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. GA LP and GAP (Bermuda) L.P. are ultimately controlled by the Partnership Committee, which, except as otherwise delegated to other committees and executive officers, determines strategic and major policy decisions and oversees and controls the Firm’s affairs and business. The Partnership Committee is comprised of senior Managing Directors of General Atlantic: Mr. William E. Ford (CEO and Chairman), Martin Escobari, Gabriel Caillaux, David Hodgson, and Christopher G. Lanning. The address for GA CH and GA LP is 55 East 52nd Street, 33rd Floor New York, NY 10055.
16.Based solely on a Schedule 13G filed with the SEC on August 14, 2025, consists of (i) 9,650,310 shares of Class A common stock, which are held of record by Menlo Inflection I, L.P. (“Menlo Inflection I”), (ii) 6,865,680 shares of Class A common stock, which are held of record by Menlo Ventures XIV, L.P. (“Menlo Ventures XIV”), (iii) 569,755 shares of Class A common stock, which are held of record by Menlo Inflection II, L.P. (“Menlo Inflection II”), (iv) 156,900 shares of Class A common stock, which are held of record by MMSOP, L.P. (“MMSOP” and collectively with Menlo Inflection I, the “Menlo Inflection I Funds”), (v) 102,310 shares of Class A common stock, which are held of record by MMEF XIV, L.P. (“MMEF XIV”), (vi) 88,200 shares of Class A common stock, which are held of record by Menlo Entrepreneurs Fund XIV, L.P. (“Menlo Entrepreneurs Fund XIV” and together with Menlo Ventures XIV and MMEF XIV, the “Menlo XIV Funds”), (vii) 5,793 shares of Class A common stock, which are held of record by MM Inflection, L.P. (“MM Inflection”), and (viii) 3,765 shares of Class A common stock, which are held of record by Menlo Entrepreneurs Inflection Fund, L.P. (“Menlo Entrepreneurs Inflection Fund” and together with Menlo Inflection II and MM Inflection, the “Menlo Inflection II Funds”). MSOP GP, L.L.C. is the general partner of the Menlo Inflection I Funds. MV Management XIV, L.L.C. is the general partner of the Menlo XIV Funds. MSOP GP II, L.L.C. is the general partner of the Menlo Inflection II Funds. Mark A. Siegel, Matt Murphy, Venky Ganesan, and Shawn Carolan, as the managing members of each of MV Management XIV, L.L.C., MSOP GP, L.L.C., and MSOP GP II, L.L.C., collectively make voting and investment decisions with respect to the shares held by the Menlo Inflection I Funds, the Menlo XIV Funds, and the Menlo Inflection II Funds. The address for the entities affiliated with Menlo Ventures is 1300 El Camino Real, Suite 150, Menlo Park, California 94025.

Chime Financial, Inc.	58	2026 Proxy Statement

Related Party Transactions
The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000;
•any of our directors, director nominees, executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, dated as of August 9, 2021, which provides, among other things, that certain holders of our capital stock, including entities affiliated with Crosslink Capital and Menlo Ventures, and other holders of more than 5% of our capital stock, have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. James M.P. Feuille and Shawn Carolan, members of our Board, are affiliated with Crosslink Capital and Menlo Ventures, respectively. Ryan King, our Co-Founder and member of our Board, and affiliated entities, as well as entities affiliated with Christopher Britt, our Co-Founder, Chairman of our Board, and Chief Executive Officer, are party to the investors’ rights agreement.
Policies and Procedures for Related Party Transactions
We have adopted a formal, written policy regarding related party transactions. This written policy regarding related party transactions provides that a related party transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related party has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related party means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or beneficial owners of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, (3) charitable contributions by us to a charitable organization, foundation or university at which a related party’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such organization’s total annual receipts, (4) transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, (5) transactions available to all United States employees generally and (6) any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K. In addition to our policy, our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related party transactions.

Chime Financial, Inc.	59	2026 Proxy Statement

Other Matters
Stockholder Proposals or Director Nominations for 2027 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2027 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 18, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Chime Financial, Inc.
Attention: Corporate Secretary
101 California Street, Suite 500
San Francisco, California 94111
Our amended and restated bylaws also establish an advance notice procedure (including the information required by Rule 14a-19 of the Exchange Act) for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2027 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 5:00 p.m., Pacific Time, on February 2, 2027; and
•no later than 5:00 pm, Pacific Time, on March 4, 2027.
In the event that we hold our 2027 annual meeting more than 30 days before or more than 60 days after the one-year anniversary of the 2026 Annual Meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 5:00 p.m., Pacific Time, on the 120th day prior to the day of our 2027 annual meeting, and
•no later than 5:00 pm, Pacific Time, on the later of the 90th day prior to the day of our 2027 annual meeting or, the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made by us (in the event that such public announcement is less than 100 days prior to the date of the 2027 annual meeting.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
In addition to satisfying the requirements of our amended and restated bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than April 5, 2027.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of any registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Based on our review of Forms 3 and 4 and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2025, all directors, executive officers, and greater than 10% stockholders timely filed all required reports under Section 16(a) of the Exchange Act.

Chime Financial, Inc.	60	2026 Proxy Statement

2025 Annual Report
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which includes our audited financial statements, is being made available to stockholders at the same time as this Proxy Statement. Our proxy materials and our annual report are posted on our website at investors.chime.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Chime Financial, Inc., 101 California Street, Suite 500, San Francisco, California 94111, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in this Proxy Statement will have discretion to vote the shares of our Class A common stock and Class B common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
San Francisco, California
April 17, 2026

Chime Financial, Inc.	61	2026 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CHYM2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91780-P47149

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHIME FINANCIAL, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class I Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Christopher Britt	☐	☐	☐
1b. Shawn Carolan	☐	☐	☐
1c. James Dunne	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To select, on a non-binding advisory basis, whether future advisory votes on the compensation of our named executive officers should be held every one, two, or three years.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V91781-P47149

CHIME FINANCIAL, INC.
ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, JUNE 2, 2026 11:00 AM PDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Christopher Britt, Matthew Newcomb and Adam Frankel, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock or Class B Common Stock of CHIME FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM PDT on Tuesday, June 2, 2026, virtually at www.virtualshareholdermeeting.com/CHYM2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side